                                                                    EXHIBIT 4.21

                                                               EXECUTION VERSION

--------------------------------------------------------------------------------

                         CALPINE GENERATING COMPANY, LLC

                                       AND

                              CALGEN FINANCE CORP.

                     and each of the Guarantors named herein


               THIRD PRIORITY SECURED FLOATING RATE NOTES DUE 2011

                  11-1/2% THIRD PRIORITY SECURED NOTES DUE 2011


                            THIRD PRIORITY INDENTURE

                           Dated as of March 23, 2004

                            ------------------------

                              WILMINGTON TRUST FSB

                                     Trustee

                            ------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                     Indenture Section
-----------                                                                     -----------------
310(a)(1)...................................................................             7.10
    (a)(2)..................................................................             7.10
    (a)(3)..................................................................             N.A.
    (a)(4)..................................................................             N.A.
    (a)(5)..................................................................             7.10
    (b).....................................................................             7.10
    (c).....................................................................             N.A.
311(a)......................................................................             7.11
    (b).....................................................................             7.11
    (c).....................................................................             N.A.
312(a)......................................................................             2.05
    (b).....................................................................            12.03
    (c).....................................................................            12.03
313(a)......................................................................             7.06
    (b)(1)..................................................................            10.03
    (b)(2)..................................................................          7.06; 7.07
    (c).....................................................................      7.06; 10.03; 12.02
    (d).....................................................................             7.06
314(a)......................................................................      4.03; 12.02; 12.05
    (b).....................................................................            10.02
    (c)(1)..................................................................            12.04
    (c)(2)..................................................................            12.04
    (c)(3)..................................................................             N.A.
    (d).....................................................................     10.03, 10.04, 10.05
    (e).....................................................................            12.05
    (f).....................................................................             N.A.
315(a)......................................................................             7.01
    (b).....................................................................          7.05, 12.02
    (c).....................................................................             7.01
    (d).....................................................................             7.01
    (e).....................................................................             6.11
316(a) (last sentence)......................................................             2.09
    (a)(1)(A)...............................................................             6.05
    (a)(1)(B)...............................................................             6.04
    (a)(2)..................................................................             N.A.
    (b).....................................................................             6.07
    (c).....................................................................             2.12
317(a)(1)...................................................................             6.08
    (a)(2)..................................................................             6.09
    (b).....................................................................             2.04
318(a)......................................................................            12.01
    (b).....................................................................             N.A.
    (c).....................................................................            12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                            Page
                                ARTICLE 1.
                       DEFINITIONS AND INCORPORATION
                               BY REFERENCE

Section 1.01       Definitions.................................................................................1
Section 1.02       Other Definitions..........................................................................42
Section 1.03       Incorporation by Reference of Trust Indenture Act..........................................43
Section 1.04       Rules of Construction......................................................................43

                                ARTICLE 2.
                                 THE NOTES

Section 2.01       Form and Dating............................................................................44
Section 2.02       Execution and Authentication...............................................................45
Section 2.03       Registrar and Paying Agent.................................................................45
Section 2.04       Paying Agent to Hold Money in Trust........................................................45
Section 2.05       Holder Lists...............................................................................46
Section 2.06       Transfer and Exchange......................................................................46
Section 2.07       Replacement Notes..........................................................................58
Section 2.08       Outstanding Notes..........................................................................59
Section 2.09       Treasury Notes.............................................................................59
Section 2.10       Temporary Notes............................................................................59
Section 2.11       Cancellation...............................................................................59
Section 2.12       Defaulted Interest.........................................................................59
Section 2.13       Same Day Settlement and Payment............................................................60

                                ARTICLE 3.
                         REDEMPTION AND PREPAYMENT

Section 3.01       [Reserved].................................................................................60
Section 3.02       Selection of Notes to Be Redeemed or Purchased.............................................60
Section 3.03       Notice of Redemption.......................................................................61
Section 3.04       Effect of Notice of Redemption.............................................................61
Section 3.05       Deposit of Redemption or Purchase Price....................................................62
Section 3.06       Notes Redeemed or Purchased in Part........................................................62
Section 3.07       Optional Redemption........................................................................62
Section 3.08       Mandatory Redemption.......................................................................62
Section 3.09       Offer to Purchase by Application of Net Proceeds...........................................62

                                ARTICLE 4.
                                 COVENANTS

Section 4.01       Payment of Notes...........................................................................64
Section 4.02       Maintenance of Office or Agency............................................................64
Section 4.03       Reports....................................................................................65
Section 4.04       Compliance Certificate.....................................................................66
Section 4.05       Taxes......................................................................................66
Section 4.06       Stay, Extension and Usury Laws.............................................................66
Section 4.07       Restricted Payments........................................................................67
Section 4.08       Dividend and Other Payment Restrictions Affecting Subsidiaries.............................67
Section 4.09       Incurrence of Indebtedness and Issuance of Preferred Equity................................69

                                                                                                            Page
Section 4.10       Asset Sales................................................................................72
Section 4.11       Transactions with Affiliates...............................................................74
Section 4.12       Liens......................................................................................75
Section 4.13       Business Activities........................................................................75
Section 4.14       Corporate Existence........................................................................76
Section 4.15       Offer to Repurchase Upon Change of Control.................................................76
Section 4.16       Limitation on Issuances and Sales of Equity Interests in Subsidiaries......................78
Section 4.17       Payments for Consent.......................................................................78
Section 4.18       Restrictions on Activities of CalGen Finance...............................................78
Section 4.19       Deposit of Revenues........................................................................78
Section 4.20       Additional Subsidiaries....................................................................79
Section 4.21       Maintenance of Insurance...................................................................79
Section 4.22       Changes in Covenants when Notes Rated Investment Grade.....................................79

                                ARTICLE 5.
                                SUCCESSORS

Section 5.01       Merger, Consolidation, or Sale of Assets...................................................80
Section 5.02       Successor Corporation Substituted..........................................................80

                                ARTICLE 6.
                           DEFAULTS AND REMEDIES

Section 6.01       Events of Default..........................................................................81
Section 6.02       Acceleration...............................................................................83
Section 6.03       Other Remedies.............................................................................83
Section 6.04       Waiver of Past Defaults....................................................................83
Section 6.05       Control by Majority........................................................................83
Section 6.06       Limitation on Suits........................................................................84
Section 6.07       Rights of Holders of Notes to Receive Payment..............................................84
Section 6.08       Collection Suit by Trustee.................................................................84
Section 6.09       Trustee May File Proofs of Claim...........................................................84
Section 6.10       Priorities.................................................................................85
Section 6.11       Undertaking for Costs......................................................................85

                                ARTICLE 7.
                                  TRUSTEE

Section 7.01       Duties of Trustee..........................................................................85
Section 7.02       Rights of Trustee..........................................................................86
Section 7.03       Individual Rights of Trustee...............................................................87
Section 7.04       Trustee's Disclaimer.......................................................................87
Section 7.05       Notice of Defaults.........................................................................87
Section 7.06       Reports by Trustee to Holders of the Notes.................................................88
Section 7.07       Compensation and Indemnity.................................................................88
Section 7.08       Replacement of Trustee.....................................................................89
Section 7.09       Successor Trustee by Merger, etc...........................................................90
Section 7.10       Eligibility; Disqualification..............................................................90
Section 7.11       Preferential Collection of Claims Against Company..........................................90

                                ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance...................................90
Section 8.02       Legal Defeasance and Discharge.............................................................90

                                                                                                            Page
Section 8.03       Covenant Defeasance........................................................................91
Section 8.04       Conditions to Legal or Covenant Defeasance.................................................91
Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                   Provisions.................................................................................92
Section 8.06       Repayment to Company.......................................................................93
Section 8.07       Reinstatement..............................................................................93

                                ARTICLE 9.
                     AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01       Without Consent of Holders of Notes........................................................93
Section 9.02       With Consent of Holders of Notes...........................................................94
Section 9.03       Compliance with Trust Indenture Act........................................................96
Section 9.04       Revocation and Effect of Consents..........................................................96
Section 9.05       Notation on or Exchange of Notes...........................................................96
Section 9.06       Trustee to Sign Amendments, etc............................................................96

                                ARTICLE 10.
                          COLLATERAL AND SECURITY

Section 10.01      Equal and Ratable Sharing of Collateral by Holders of Secured Debt Within a Class..........96
Section 10.02      Class Voting...............................................................................97
Section 10.03      Ranking of Note Liens......................................................................97
Section 10.04      Relative Rights............................................................................98
Section 10.05      Release of Security Interest in Respect of Notes...........................................98

                                ARTICLE 11.
                           SUBSIDIARY GUARANTEES

Section 11.01      Guarantee..................................................................................99
Section 11.02      Limitation on Guarantor Liability.........................................................100
Section 11.03      Execution and Delivery of Subsidiary Guarantee............................................100
Section 11.04      Guarantors May Consolidate, etc., on Certain Terms........................................101
Section 11.05      Releases Following Sale of Assets.........................................................101

                                ARTICLE 12.
                        SATISFACTION AND DISCHARGE

Section 12.01      Satisfaction and Discharge................................................................102
Section 12.02      Application of Trust Money................................................................102

                                ARTICLE 13.
                               MISCELLANEOUS

Section 13.01      Trust Indenture Act Controls..............................................................103
Section 13.02      Notices...................................................................................103
Section 13.03      Communication by Holders of Notes with Other Holders of Notes.............................104
Section 13.04      Certificate and Opinion as to Conditions Precedent........................................104
Section 13.05      Statements Required in Certificate or Opinion.............................................105
Section 13.06      Rules by Trustee and Agents...............................................................105
Section 13.07      Non-Recourse; No Personal Liability of Directors, Officers, Employees and Stockholders....105
Section 13.08      Governing Law.............................................................................105
Section 13.09      No Adverse Interpretation of Other Agreements.............................................106
Section 13.10      Successors................................................................................106

                                                                                                            Page
Section 13.11      Severability..............................................................................106
Section 13.12      Counterpart Originals.....................................................................106
Section 13.13      Table of Contents, Headings, etc..........................................................106

                             EXHIBITS AND SCHEDULES

Schedule A         PERMITTED PRIOR LIENS EXISTING ON THE CLOSING DATE
Exhibit A-1        FORM OF FLOATING RATE NOTE
Exhibit A-2        FORM OF FIXED RATE NOTE
Exhibit B-1        FORM OF REGULATION S TEMPORARY FLOATING RATE GLOBAL NOTE
Exhibit B-2        FORM OF REGULATION S TEMPORARY FIXED RATE GLOBAL NOTE
Exhibit C          FORM OF CERTIFICATE OF TRANSFER
Exhibit D          FORM OF CERTIFICATE OF EXCHANGE
Exhibit E          FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit F          FORM OF NOTATION OF SUBSIDIARY GUARANTEE
Exhibit G          FORM OF SUPPLEMENTAL INDENTURE
Exhibit H          FORM OF SUBORDINATION TERMS
Exhibit I          FORM OF WORKING CAPITAL FACILITY

      THIRD PRIORITY INDENTURE, dated as of March 23, 2004, among Calpine Generating Company, LLC, a Delaware limited liability company (the "Company"), CalGen Finance Corp., a Delaware corporation ("CalGen Finance"), the Guarantors (as defined below in Section 1.01) and Wilmington Trust FSB, as Trustee.

      As set forth in Section 13.07 below and notwithstanding anything to the contrary set forth in this Indenture, the Notes, any Security Document or any other Note Document, the Notes and the Subsidiary Guarantees are non-recourse secured obligations of the Company and Guarantors, respectively. The Company, CalGen Finance, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below in Section 1.01) of the Third Priority Secured Floating Rate Notes due 2011 (the "Floating Rate Notes") and the 11-1/2% Third Priority Secured Notes due 2011 (the "Fixed Rate Notes" and, together with the Floating Rate Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibit A-1, for the Floating Rate Notes, or Exhibit A-2, for the Fixed Rate Notes, each bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Floating Rate Notes or Fixed Rate Notes, as applicable, sold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Administrative Services Agreement" means the Master Administrative Services Agreement, dated as of the Closing Date, among Calpine Administrative Services Company, Inc., the Company and the Facility Owners party thereto.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

      "Affiliate Subordinated Indebtedness" means Indebtedness incurred by the Company pursuant to any arrangement with an Affiliate of the Company; provided, that such Indebtedness (1) is contractually subordinated in right of payment and in all other respects to the Notes and all other Secured Obligations in accordance with the Subordination Terms, including an agreement by the holders of such Indebtedness not to exercise any remedies until the Secured Obligations Termination Date, (2) does not provide for mandatory redemption or other redemption thereof until at least six months after final Stated Maturity of the Notes, (3) provides for payment of interest thereon in the form of cash or additional Affiliate Subordinated Indebtedness having a principal amount equal to the amount of interest due (i.e., "pay-in-kind"), and (4) is otherwise subordinated in accordance with the Subordination Terms.

      "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

      "Applicable Third Priority LIBOR Rate" means, for each six month interest period, 900 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof) equal to the greater of (x) 1.250% or (y) the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of six months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such interest period; provided, that, if no such British Bankers' Association LIBOR rate is available to the Company, the Applicable Third Party LIBOR Rate for the relevant interest period shall instead be the rate at which Morgan Stanley Senior Funding, Inc. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of six months as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such interest period, in amounts equal to $1.0 million.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "Asset Sale" means:

            (1) the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of its Subsidiaries; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 5.01 and not by the provisions of
      Section 4.10; and

            (2) the issuance of Equity Interests in any of the Company's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

            (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50.0 million (other than any transaction which involves the sale of an undivided interest, participation or Equity Interest in any Facility or Subsidiary of the Company, each of which will constitute an Asset Sale);

            (2) a transfer of assets between or among the Company and the Guarantors;

            (3) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to a Guarantor;

            (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

            (5) the sale or other disposition of cash or Cash Equivalents;

            (6) a Restricted Payment that does not violate the covenant contained in Section 4.07 or a Permitted Investment;

            (7) an issuance of Equity Interests in the Company in accordance with the terms of this Indenture; and

            (8) the sale of the Columbia Facility pursuant to the Columbia FILOT Arrangement.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Baytown Facility" means the facility described under "Business -- Power Generation -- ERCOT -- Facility Descriptions -- Baytown Facility" in the Offering Memorandum.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13 (d) (3) of the Exchange Act) , such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

            (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or any committee duly authorized and empowered to take action on behalf of such partnership by the partnership agreement of such partnership;

            (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

            (4) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Business Day" means any day other than a Legal Holiday.

      "CalGen Expansion Company" means CalGen Expansion Company, LLC.

      "CalGen Holdings" means Calpine CalGen Holdings, Inc.

      "Calpine" means Calpine Corporation.

      "Calpine Performance Guaranty" means the Affiliated Party Agreement Guaranty, dated as of the Closing Date, made by Calpine in favor of the Company and the Facility Owners party thereto.

         "Calpine Project Undertaking" means the Project Undertaking and Agreement, dated as of the Closing Date, among Calpine, the Company and the Facility Owners party thereto.

      "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

      "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

      "Carville Facility" means the facility described under "Business -- Power Generation -- The Southeast -- Facility Descriptions -- Carville Facility" in the Offering Memorandum.

      "Cash Equivalents" means:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government (or any agency or instrumentality thereof), the Canadian government (or any agency or instrumentality thereof) or the government of a member state of the European Union (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States, Canada or the relevant member state of the European Union, as the case may be, and having maturities of not more than six months from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Facilities or any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch (or successor rating agency) Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) overnight deposits with entities whose unsecured commercial paper or other unsecured short-term debt obligations, have, at the time of such deposit, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P; and

            (6) investments in money market funds or money market mutual funds which have, at the time of such investments, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P.

      "Casualty Event" means any damage to or destruction of a Facility in excess of $20.0 million.

      "Change of Control" means the occurrence of any of the following:

            (1) the adoption of a plan relating to the liquidation or dissolution of the Company;

            (2) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Calpine, measured by voting power rather than number of shares;

            (3) the first day on which Calpine fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests (other than Perpetual Preferred Stock) of the Company (other than as a result of the issuance of Perpetual Preferred Stock by an indirect or direct parent of the Company); or

            (4) the first day on which the Company fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of CalGen Finance.

      "Channel Facility" means the facility described under "Business -- Power Generation -- ERCOT -- Facility Descriptions -- Channel Facility" in the Offering Memorandum.

      "Class" means (1) in the case of First Priority Lien Debt, every Series of First Priority Lien Debt, taken together, (2) in the case of Second Priority Lien Debt, every Series of Second Priority Lien Debt, taken together, and (3) in the case of Third Priority Lien Debt, every Series of Third Priority Lien Debt, taken together.

      "Clearstream" means Clearstream Banking, S.A.

      "Closing Date" means March 23, 2004.

      "Closing Date Facilities" means the Baytown Facility, the Carville Facility, the Channel Facility, the Columbia Facility, the Corpus Facility, the Decatur Facility, the Delta Facility, the Freestone Facility, the Goldendale Facility, the Los Medanos Facility, the Morgan Facility, the Oneta Facility, the Pastoria Facility and the Zion Facility.

      "Collateral" means all collateral in which a Lien is granted to the Collateral Agent in the Security Documents.

      "Collateral Agent" means Wilmington Trust Company, in its capacity as collateral agent for the Secured Parties under the Security Documents, together with its successors in such capacity.

      "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of the Closing Date, among CalGen Holdings, the Company, the Guarantors, each Secured Debt Representative party thereto and the Collateral Agent.

      "Columbia Facility" means the facility described under "Business -- Power Generation -- The Southeast -- Facility Descriptions -- Columbia Facility" in the Offering Memorandum.

      "Columbia FILOT Arrangement" means a fee-in-lieu-of-taxes arrangement pursuant to which the Columbia Facility will be sold to Calhoun County, South Carolina, or a Person acting on its behalf, and leased to Columbia Energy LLC for a nominal annual amount in lieu of certain ad valorem taxes that would otherwise be owed to Calhoun County in connection with the Columbia Facility, together with the payment of a fee to Calhoun County in lieu of such ad valorem taxes; provided, that (1) Columbia Energy LLC has the right under such arrangement to repurchase the Columbia Facility for nominal consideration upon completion or termination of the lease agreement, (2) the leasehold interest held by Columbia Energy LLC is part of the Collateral, (3) the arrangement is not reasonably expected to have a material adverse effect on the operation or financial condition of the Columbia Facility and (3) the arrangement does not impair the Columbia Facility's status as a QF.

      "Condemnation Event" means any Facility (or any portion thereof in excess of $20.0 million) is condemned, confiscated, requisitioned, captured, seized or subjected to forfeiture, or title thereto is taken, by any Governmental Authority (or any Person acting under color of Governmental Authority).

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

            (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

            (2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (3) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

            (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

            (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

      in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus:

            (1) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

                  (a) any and all interest expense for such period, including, without limitation, Consolidated Interest Expense and any interest expense attributable to Affiliate Subordinated Indebtedness,

                  (b) consolidated income tax expense for such period,

                  (c) all amounts attributable to depreciation and amortization for such period,

                  (d) any extraordinary or non-recurring non-cash charges (other than the write-down of current assets) for such period (including any such non-cash charges for such period relating to the application of fresh start accounting principals),

                  (e) any non-cash goodwill or other intangible asset impairment charges incurred after the Closing Date resulting from the application of Statement Number 142 of the Financial Accounting Standards Board,

                  (f) any non-recurring expenses incurred in connection with the transactions contemplated by the Secured Debt Documents, and

                  (g) any non-cash compensation charges, including any such
            charges arising from stock options, restricted stock grants and other equity incentive programs,

      provided, that to the extent all or any portion of the income of any Subsidiary of the Company or other Person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period, any amounts set forth in the preceding clauses (a) through
      (g) that are attributable to such Subsidiary or other Person will be not be included for purposes of this clause (1) for such period or portion thereof; plus

            (2) without duplication, the cash amount of:

                  (a) prepayments received by the Company or any of its
            Subsidiaries under any Major Project Document during such period, and

                  (b) any distributions received by the Company or any of its
            Subsidiaries pursuant to the Index Hedge during such period; minus

            (3) without duplication:

                  (a) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (1) above in a previous period, and

                  (b) to the extent included in determining such Consolidated
            Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP;

provided, that, if the Company has any Subsidiary that is not a Wholly Owned Subsidiary, Consolidated EBITDA will be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to (A) the sum of (i) the consolidated net income (loss) of such Subsidiary (to the extent included in Consolidated Net Income) and (ii) the amounts set forth in clause (1)(a)-(g) above attributable to such Subsidiary, multiplied by (B) the percentage of Equity Interests in such Subsidiary not directly or indirectly owned by the Company on the last day of such period. Notwithstanding anything to the contrary herein, for each of the first four fiscal quarters ended after the Closing Date, Consolidated EBITDA will be calculated on a Pro Forma basis as if all transactions entered into by the Company on the Closing Date were entered into on the first day of the period for which Consolidated EBITDA is being measured.

      "Consolidated Interest Expense" means, for any period:

            (1) the sum of, without duplication:

                  (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, but excluding any interest expense attributable to Affiliate Subordinated Indebtedness) of the Company and its Subsidiaries for such period (including all commissions, discounts and other fees and charges owed by the Company and its Subsidiaries with respect to letters of credit and bankers' acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, plus

                  (b) any interest accrued (other than interest accrued with respect to Affiliate Subordinated Indebtedness) during such period in respect of Indebtedness of the Company or any of its Subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP; minus

            (2) to the extent included in such consolidated interest expense for such period, amounts attributable to the amortization of financing costs and non-cash amounts attributable to the amortization of debt discounts.

For purposes of this definition, interest expense will be determined after giving effect to any net payments made or received by the Company or any of it is Subsidiaries with respect to interest rate Hedging Obligations. Notwithstanding anything to the contrary herein, for each of the first four fiscal quarters ended after the Closing Date, Consolidated Interest Expense will be calculated on a Pro Forma basis as if all transactions entered into by the Company on the Closing Date were entered into on the first day of the period for which Consolidated Interest Expense is being measured.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

            (1) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

            (2) the cumulative effect of a change in accounting principles will be excluded.

      "Control Agreement" means the Collateral Account Control Agreement, dated as of the Closing Date, between the Company and the Collateral Agent.

      "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

      "Corpus Christi Facility" means the facility described under "Business -- Power Generation -- ERCOT -- Facility Descriptions -- Corpus Christi Facility" in the Offering Memorandum.

      "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Decatur Facility" means the facility described under "Business -- Power Generation -- The Southeast -- Facility Descriptions -- Decatur Facility" in the Offering Memorandum.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Delta Facility" means the facility described under "Business -- Power Generation -- The West -- Facility Descriptions -- Delta Facility" in the Offering Memorandum.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Discharge of First Priority Lien Obligations" means the occurrence of all of the following:

            (1) termination of all commitments to extend credit that would constitute First Priority Lien Debt;

            (2) payment in full in cash of the principal of and interest and premium (if any) on all First Priority Lien Debt (other than any undrawn letters of credit) and/or defeasance of all First Priority Lien Debt in accordance with the applicable First Priority Lien Documents;

            (3) discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting First Priority Lien Debt; and

            (4) payment in full in cash of all other First Priority Lien Obligations that are outstanding and unpaid at the time the First Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

      "Discharge of Second Priority Lien Obligations" means the occurrence of all of the following:

            (1) termination of all commitments to extend credit that would constitute Second Priority Lien Debt;

            (2) payment in full in cash of the principal of and interest and premium (if any) on all Second Priority Lien Debt (other than any undrawn letters of credit) and/or defeasance of all Second Priority Lien Debt in accordance with the applicable Second Priority Lien Documents;

            (3) discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting Second Priority Lien Debt; and

            (4) payment in full in cash of all other Second Priority Lien Obligations that are outstanding and unpaid at the time the Second Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant contained in Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

      "Equally and Ratably" means, in reference to sharing of Liens or proceeds thereof as among Secured Parties of the same Class that such Liens or proceeds:

            (1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within such Class, for account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, each outstanding Series of Secured Debt within such Class when the allocation or distribution is made, and thereafter

            (2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, all outstanding Secured Obligations within such Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within such Class, for account of the holders of any remaining Secured Obligations within such Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within such Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Agent) prior to the date such distribution is made.

      "Equity Contributions" means contributions of cash and Cash Equivalents to the common equity capital of the Company by Persons other than the Company and its Subsidiaries.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Estimated Peak Capacity" means, with respect to a Facility, the nominal, as-tested new and clean capacity of such Facility, as corrected to average ambient conditions, plus all incremental peaking capability of such Facility derived from duct firing, power augmentation, steam injection or other means.

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      "Excess Cash Flow" means, for any period:

      (1) the sum of:

                  (A) all revenues (excluding (i) non-cash revenues and (ii) any payments received from contract monetizations, contract buy-outs and similar transactions) received by the Company and its Subsidiaries during such period,

                  (B) all Net Proceeds of Asset Sales, Casualty Events and
            Condemnation Events, and all net proceeds from the sale, lease, conveyance or other disposition of any assets or rights not constituting "Asset Sales," in each case received by the Company and its Subsidiaries during such period and remaining after application of such proceeds to an offer to redeem Notes in accordance with the covenant contained in Section 4.10, and

                  (C) all Excess Expansion Asset Financing Proceeds received by the Company and its Subsidiaries during such period; less

      (2) the sum of:

                  (A) all costs, expenses, fees and other charges (including liquidated damages or other damages or penalties) incurred by the Company and its Subsidiaries during such period in connection with the ownership, operation, maintenance and use of the Facilities, including all payments under Major Project Documents and other agreements relating to the Facilities (other than Major Maintenance Expenses),

                  (B) all trustee fees, collateral agent fees and other similar administrative fees and expenses paid by the Company and its Subsidiaries during such period,

                  (C) the Fixed Charges of the Company and its Subsidiaries
            during such period (other than Fixed Charges of the kind referred to in clause (4) of the definition of Fixed Charges and Fixed Charges relating to Subordinated Indebtedness or any other Indebtedness of the Company or any of its Subsidiaries that is contractually subordinated to the Secured Obligations),

                  (D) all payments of principal of Indebtedness of the Company and its Subsidiaries required to be made (whether or not actually made) during such period, other than payments of principal of Subordinated Indebtedness or any other Indebtedness of the Company or any of its Subsidiaries that is contractually subordinated to the Secured Obligations, and

                  (E) all amounts paid by the Company and its Subsidiaries for capital expenditures to the Facilities during such period, other than Excluded CapEx Amounts.

      "Excess Expansion Asset Financing Proceeds" means the excess of (1) the aggregate amount of net cash proceeds of Expansion Debt incurred to finance costs associated with Expansion Assets in accordance with clause (3) of the definition of Permitted Debt and Equity Contributions made in connection therewith, over (2) the amount of such proceeds and Equity Contributions required to finance costs associated with such Expansion Assets in compliance with the conditions set forth in clause (3) of the definition of Permitted Debt.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f).

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Excluded Assets" means:

            (1) the fixtures and equipment relating to any Facility if, to the extent that and for so long as (A) the ownership or operation of such Facility is regulated by any federal or state regulatory authority and (B) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment is prohibited or a security interest in such fixtures and equipment may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, that (i) such fixtures and equipment will be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (A) and (B) in this clause (1) are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of the effective completion of any required filing or effective receipt of any required regulatory approval, and (ii) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures or equipment that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents except as such proceeds are applied and used by the Company or its Subsidiaries in the ordinary course of business and applied in accordance with the covenant contained in Section 4.10.

            (2) with respect to personal property, any contract, agreement, lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as (A) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such contract, agreement, lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such contract, agreement, lease, license, permit, franchise, power, authority or right is governed and (B) such abandonment, invalidation, unenforceability, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions) of any relevant jurisdiction or any other applicable law (including the United States bankruptcy code); provided, that (i) such contract, agreement, lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (A) and (B) of this clause (2) are and remain satisfied and to the extent that such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (ii) the proceeds of any sale, lease or other disposition of any such contract, agreement, lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents except as such proceeds are applied and used by the Company or its Subsidiaries in the ordinary course of business and applied in accordance with the covenant contained in Section 4.10.

            (3) with respect to any real property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed; provided, that such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the condition set forth above is and remains satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents except as such proceeds are applied and used by the Company or its Subsidiaries in the ordinary course of business and applied in accordance with the covenant contained in
      Section 4.10.

            (4) any Excluded Subsidiary Securities;

            (5) any property or assets owned by the Excluded Subsidiary;

            (6) any Expansion Assets; provided, that any Expansion Assets will be Excluded Assets only if an for so long as the limitations imposed by the debt instruments of Calpine and its Subsidiaries on the ability to grant a Lien on such Expansion Assets to secure the Secured Obligations continue to be applicable, as determined in good faith by the Company; and

            (7) the Company's rights under or with respect to the Working Capital Facility.

      "Excluded CapEx Amounts" means amounts paid by the Company and its Subsidiaries for capital expenditures to the Facilities using funds derived from either of the following funding sources:

            (1) Equity Contributions, other than Equity Contributions made to comply with clause (3) of the definition of Permitted Debt; and

            (2) proceeds of Expansion Debt incurred in accordance with clause
      (3) of the definition of Permitted Debt.

      "Excluded Subsidiary" means Goldendale Energy Center, LLC, only if and for so long as the limitations imposed by the debt instruments of Calpine and its Subsidiaries on Goldendale Energy Center, LLC's ability to be a Guarantor and grant a Lien on its property and assets to secure the Secured Obligations continue to be applicable to Goldendale Energy Center, LLC, as determined in good faith by the Company.

      "Excluded Subsidiary Securities" means Capital Stock or other securities of any Subsidiary of the Company, other than the Equity Interests in CalGen Expansion Company.

      "Existing Purchase Option" means an Asset Sale required in accordance with any of the following, without giving effect to any amendments or other modifications thereto after the Closing Date:

            (1) the exercise by Eastman Chemical Company (or its successors and permitted assigns) of any of its purchase options under the Energy Services Agreement, dated as of August 15, 2000 and as amended to the Closing Date, between Columbia Energy LLC and Eastman Chemical Company;

            (2) the exercise by Solutia, Inc. (or its successors and permitted assigns) of its purchase option upon an event of default under the Second Amended and Restated Lease, Steam Sales and Shared Services Agreement, dated as of January 31, 2001 and as amended to the Closing Date, between Decatur Energy Center, LLC and Solutia;

            (3) the exercise by Bayer Corporation (or its successors and permitted assigns) of its purchase option under the Energy Services Agreement, dated as of January 12, 2000 and as amended to the Closing Date, between Baytown Energy Center LP and Bayer Corporation;

            (4) the exercise by Lyondell-CITGO Refining L.P. (or its successors and permitted assigns) of any of its options to acquire certain property under the Amended and Restated Ground Lease and Easement Agreement, dated as of March 30, 2001 and as amended to the Closing Date, between Channel Energy Center, LP and Lyondell-CITGO Refining L.P.;

            (5) the exercise by CITGO Refining and Chemicals Company L.P. (or its successors and permitted assigns) of its right of first offer under the Energy Services Agreement, dated as of March 23, 1999 and as amended to the Closing Date, between Corpus Christi Cogeneration LP and CITGO Refining and Chemicals Company L.P.; and

            (6) the exercise by Flint Hills Resources, L.P. (or its successors and permitted assigns) of its purchase option under the Energy Services Agreement, dated as of July 24, 2003 and as amended to the Closing Date, between Corpus Christi Cogeneration LP and Flint Hills Resources, L.P.

      "Expansion Assets" means the assets (including real property rights, contractual rights, rights under permits, other general intangibles and other ancillary rights) added to a Facility in connection with the addition of capacity to, or other expansion of, such Facility; provided, that such Expansion Assets are not necessary for the operation of such Facility or any other Facility (other than the Expansion Assets themselves), are readily distinguishable from such Facility and can be removed or separated from such Facility, dismantled or operated independently of the operation of such Facility without impairing such Facility or any other Facility in any material respect.

      "Expansion Debt" means Indebtedness incurred for the purpose of financing the development, construction or purchase of, or repairs, improvements or additions to, Expansion Assets relating to one or more Facilities, including any Indebtedness existing at the time such Expansion Assets are acquired, whether or not such Indebtedness is incurred in connection with, or in contemplation of, the acquisition of such Expansion Assets; provided, that such Indebtedness was incurred to finance the development, construction or purchase of, or repairs, improvements or additions to, such Expansion Assets.

      "Facilities" means the Closing Date Facilities and any other electric generating facilities acquired or constructed after the Closing Date described in the definition of Permitted Business; provided, that any Facility disposed of in accordance with the terms of the Secured Debt Documents will be deemed not to be a Facility from and after the date of such disposition.

      "Facility Owner" means, with respect to a Facility, the Subsidiary of the Company that directly owns such Facility.

      "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (1) an officer of the Company and evidenced by an Officer's Certificate delivered to the Trustee, if such value is less than or equal to $10.0 million, or (2) the Board of Directors of the Company and evidenced by a resolution delivered to the Trustee, if such value is greater than $10.0 million.

      "FERC" means the Federal Energy Regulatory Commission or any successor agency.

      "First Priority Debt Representative" means:

            (1) in the case of the First Priority Notes, the First Priority Trustee;

            (2) in the case of the Revolving Loans, the Revolving Loan Administrative Agent;

            (3) in the case of the First Priority Term Loans, the First Priority Term Loan Administrative Agent; or

            (4) in the case of any other Series of First Priority Lien Debt, the trustee, agent or representative of the holders of such Series of First Priority Lien Debt who maintains the transfer register for such Series of First Priority Lien Debt and (a) is appointed as a First Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture or other agreement governing such Series of First Priority Lien Debt and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

      "First Priority Indenture" means the First Priority Indenture, dated as of the Closing Date, among the Company, CalGen Finance, the Guarantors and Wilmington Trust FSB, as trustee.

      "First Priority Lien" means a Lien granted pursuant to a Security Document to the Collateral Agent upon any property of the Company or any Guarantor to secure First Priority Lien Obligations.

      "First Priority Lien Cap" means, as of any date:

            (1) the principal amount of First Priority Notes issued on the Closing Date; plus

            (2) the principal amount of all Indebtedness outstanding under the First Priority Term Loan Agreement on the Closing Date, plus any Indebtedness outstanding under any other Credit Facility (including the Revolving Loan Agreement), all in an aggregate principal amount not to exceed the amount provided by clause (1)(a) of the definition of Permitted Debt; less

            (3) the amount of Second Priority Lien Debt or Third Priority Lien Debt incurred after the Closing Date the net proceeds of which are used to repay any First Priority Lien Debt; plus

            (4) the amount of accrued interest, fees and expenses, including premiums, paid in connection with the incurrence of any Permitted Refinancing Indebtedness with respect to the Indebtedness described in clauses (1) and (2); plus

            (5) the notional amount of Hedging Obligations incurred to hedge or manage interest rate risk with respect to First Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting Second Priority Lien Debt, $500.0 million.

For purposes of this definition of First Priority Lien Cap, all letters of credit will be valued at the face amount thereof, whether or not drawn.

      "First Priority Lien Debt" means:

            (1) the First Priority Notes;

            (2) Indebtedness under the First Priority Term Loan Agreement incurred on the Closing Date;

            (3) Indebtedness under the Revolving Loan Agreement;

            (4) Hedging Obligations incurred to hedge or manage interest rate risk with respect to First Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting Second Priority Lien Debt, $500.0 million;

            (5) Indebtedness under any other Credit Facility that is secured by a First Priority Lien; and

            (6) any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other First Priority Lien Debt;

provided, that in the case of any Indebtedness referred to in clause (3), (4),
(5) or (6) of this definition:

            (a) such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

            (b) on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each First Priority Debt Representative and the Collateral Agent, as "First Priority Lien Debt" for the purposes of the Collateral Trust Agreement and the other First Priority Lien Documents;

            (c) such Indebtedness is governed by an agreement that includes a Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness and the applicable First Priority Debt Representative to vote with respect to such Indebtedness in accordance with Article 4 of the Collateral Trust Agreement; and

            (d) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is "First Priority Lien Debt").

      "First Priority Lien Documents" means the First Priority Notes, the related Subsidiary guarantees, the First Priority Indenture, the First Priority Term Loan Agreement, the Revolving Loan Agreement, each agreement governing any other Series of First Priority Lien Debt and all other agreements governing, securing or relating to any First Priority Lien Obligations.

      "First Priority Lien Obligations" means the First Priority Lien Debt and all other Obligations in respect of First Priority Lien Debt.

      "First Priority Notes" means the First Priority Secured Floating Rate Notes due 2009 issued by the Company and CalGen Finance on the Closing Date under the First Priority Indenture.

      "First Priority Term Loan Administrative Agent" means Morgan Stanley Senior Funding, Inc., as administrative agent under the First Priority Term Loan Agreement, together with its successors in such capacity.

      "First Priority Term Loan Agreement" means the Credit and Guaranty Agreement, dated as of the Closing Date, among the Company, the Guarantors, the First Priority Term Loan Administrative Agent and the agents and lenders thereunder, relating to $600.0 million in aggregate principal amount of term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

      "First Priority Term Loans" means the principal of and interest and premium (if any) on Indebtedness of the Company incurred under the First Priority Term Loan Agreement.

      "First Priority Trustee" means the trustee under the First Priority Indenture.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the Calculation Date, then the Fixed Charge Coverage Ratio will be calculated giving Pro Forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the such period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

            (1) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the applicable reference period or subsequent to such reference period and on or prior to the Calculation Date will be given Pro Forma effect as if they had occurred on the first day of such reference period;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

            (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

            (4) any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such reference period;

            (5) any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such reference period; and

            (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire reference period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, plus one-third of all payments with respect to operating leases, but excluding the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, under any Affiliate Subordinated Indebtedness; plus

            (2) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, but excluding the consolidated capitalized interest of such Person and its Subsidiaries for such period under any Affiliate Subordinated Indebtedness; plus

            (3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local statutory tax rate of such Person for the immediately preceding fiscal year, expressed as a decimal, in each case, on a consolidated basis and determined in accordance with GAAP.

      "FPA" means the Federal Power Act, as amended.

      "Freestone Facility" means the facility described under "Business -- Power Generation -- ERCOT -- Facility Descriptions -- Freestone Facility" in the Offering Memorandum.

      "GAAP" means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the applicable date of determination.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A or Exhibit B, as applicable, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f).

      "Goldendale Facility" means the facility described under "Business -- Power Generation -- The West -- Facility Descriptions -- Goldendale Facility" in the Offering Memorandum.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "Guarantors" means each of:

            (1) CalGen Expansion Company, CPN Freestone LLC, Calpine Freestone, LLC, Freestone Power Generation LP, Calpine Freestone Energy GP, LLC, Calpine Freestone Energy LP, Calpine Power Equipment LP, Calpine Channel Energy Center LP, LLC, Calpine Channel Energy Center GP, LLC, Channel Power GP LLC, Channel Power LP, Channel Energy Center, LP, CalGen Equipment Finance Holdings, LLC, CalGen Project Equipment Finance Company One, LLC, CalGen Project Equipment Finance Company Three LLC, CalGen Equipment Finance Company, LLC, Nueces Bay Energy LLC, Calpine Northbrook Southcoast Investors, LLC,

      Calpine Corpus Christi Energy GP, LLC, Calpine Corpus Christi Energy, LP, Corpus Christi Cogeneration LP, Zion Energy LLC, Los Medanos Energy Center, LLC, Morgan Energy Center, LLC, Carville Energy LLC, Decatur Energy Center, LLC, Calpine Oneta Power I, LLC, Calpine Oneta Power II, LLC, Calpine Oneta Power, L.P., Calpine Baytown Energy Center LP, LLC, Calpine Baytown Energy Center GP, LLC, Baytown Energy Center, LP, Baytown Power GP, LLC, Baytown Power, LP, Columbia Energy LLC, Delta Energy Center, LLC, CalGen Project Equipment Finance Company Two, LLC, Pastoria Energy Facility L.L.C. and Calpine Pastoria Holdings, LLC; and

            (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

            (2) other agreements or arrangements designed to manage interest rate risk; and

            (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

      "Holder" means a Person in whose name a Note is registered.

      "IAI Global Note" means a Global Note substantially in the form of Exhibit A-1, for the Floating Rate Notes, or Exhibit A-2, for the Fixed Rate Notes, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Floating Rate Notes or Fixed Rate Notes, as applicable, sold to Institutional Accredited Investors.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of bankers' acceptances;

            (4) representing Capital Lease Obligations;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

            (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date will be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

            (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

            (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                  (A) the Fair Market Value of such asset at the date of
            determination, and

                  (B) the amount of the Indebtedness of the other Person.

      Notwithstanding anything to the contrary in this definition of Indebtedness, with respect to any contingent obligations (other than with respect to contractual obligations to repurchase goods sold or distributed, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) of a Person, the maximum liability of such Indebtedness shall be as determined by such Person's Board of Directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.

      "Indenture" means this Third Priority Indenture, as amended or supplemented from time to time.

      "Indentures" means, collectively, the First Priority Indenture, the Second Priority Indenture and this Indenture.

      "Index Based Gas Sale and Power Purchase Agreement" means the Index Based Gas Sale and Power Purchase Agreement, dated as of the Closing Date, among Calpine Energy Services, L.P., the Company and the Facility Owners party thereto.

      "Index Hedge" means, collectively, (1) the ISDA Master Agreement (MULTICURRENCY-CROSS BORDER), dated as of March 12, 2004, between the Company and Morgan Stanley Capital Group Inc., as supplemented by the Schedule to the Master Agreement, dated as of March 12, 2004, between the Company and Morgan Stanley Capital Group Inc. and by the Amended and Restated Confirmation, dated as of March 12, 2004, between the Company and Morgan Stanley Capital Group Inc., and (2) the Guaranty, dated as of March 12, 2004, by Morgan Stanley for the benefit of the Company.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Purchaser" means Morgan Stanley & Co. Incorporated.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant contained in Section 4.07. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

      "Issuers" means, collectively, the Company and CalGen Finance.

      "Junior Debt Representative" means the trustee, agent or representative of the holders of a Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and is appointed as a Junior Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture or other agreement governing such Series of Junior Lien Debt.

      "Junior Lien" means a Lien granted by a Security Document to the Collateral Agent upon any property of the Company or any Guarantor to secure Junior Lien Obligations.

      "Junior Lien Debt" means:

            (1) Expansion Debt that is secured by a Junior Lien that was permitted to be incurred under clause (7)(b) or (7)(c) of the definition of Permitted Liens; and

            (2) Third Party Subordinated Indebtedness that is secured by a Junior Lien that was permitted to be incurred under clause (19) of the definition of Permitted Liens,

but only if on or before the day on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Junior Debt Representative and the Collateral Agent on or before such date, as "Junior Lien Debt" for the purposes of each of the Junior Lien Documents and the Collateral Trust Agreement.

      "Junior Lien Documents" means all agreements governing, securing or relating to any Junior Lien Obligations.

      "Junior Lien Obligations" means the Junior Lien Debt and all other Obligations in respect of Junior Lien Debt.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company, CalGen Finance and the Guarantors and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Lien Priority Confirmation" means:

            (1) as to any Series of First Priority Lien Debt, the written agreement of the holders of such Series of First Priority Lien Debt, as set forth in the indenture or other agreement governing such Series of First Priority Lien Debt, for the enforceable benefit of each existing and future holder of Permitted Prior Liens, to be bound by the provisions set forth in the Collateral Trust Agreement;

            (2) as to any Series of Second Priority Lien Debt, the written agreement of the holders of such Series of Second Priority Lien Debt, as set forth in the indenture or other agreement governing such Series of Second Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of First Priority Lien Debt, each existing and future First Priority Debt Representative, the Collateral Agent and each existing and future holder of Prior Permitted Liens, to be bound by the provisions set forth in the Collateral Trust Agreement; and

            (3) as to any Series of Third Priority Lien Debt, the written agreement of the holders of such Series of Third Priority Lien Debt, as set forth in the indenture or other agreement governing such Series of Third Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of First Priority Lien Debt and each existing and future Series of Second Priority Lien Debt, each existing and future First Priority Debt Representative and each existing and future Second Priority Debt Representative, the Collateral Agent, and each existing and future holder of Prior Permitted Liens, to be bound by the provisions set forth in the Collateral Trust Agreement.

      "Los Medanos Facility" means the facility described under "Business -- Power Generation -- The West -- Facility Descriptions -- Los Medanos Facility" in the Offering Memorandum.

      "Major Maintenance Expenses" means all costs, expenses, fees and other charges (including liquidated damages or other damages or penalties) incurred by the Company and its Subsidiaries during such period for major maintenance of the Facilities under the Master Maintenance Services Agreement or otherwise.

      "Major Project Documents" means the WECC Fixed Price Gas Sale and Power Purchase Agreement, the Index Based Gas Sale and Power Purchase Agreement, the Index Hedge, the Working Capital Facility, the Master Operation and Maintenance Agreement, the Master Maintenance Services Agreement, the Calpine Performance Guaranty, the Master Construction Management Agreement, the Calpine Project Undertaking and the Administrative Services Agreement.

      "Master Construction Management Agreement" means the Master Construction Management Agreement, dated as of the Closing Date, among Calpine Construction Management Company, Inc., the Company and the Facility Owners party thereto.

      "Master Maintenance Services Agreement" means the Master Maintenance Services Agreement, dated as of the Closing Date, among Calpine Operating Services Company, Inc., the Company and the Facility Owners party thereto.

      "Master Operation and Maintenance Agreement" means the Master Operation and Maintenance Agreement, dated as of the Closing Date, among Calpine Operating Services Company, Inc., the Company and the Facility Owners party thereto.

      "Material Adverse Effect" means a material adverse effect on (a) the current or reasonably anticipated business, property, results of operation or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and its Subsidiaries to perform their obligations under the Notes and the Subsidiary Guarantees or (c) the value of, or the validity or priority of the Collateral Agent's security interests in, the Collateral taken as a whole.

      "Materially Adverse" means, with respect to an event or circumstance, that such event or circumstance has had or is reasonably expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; it being understood that an event or circumstance would have a material adverse effect on the Company and its Subsidiaries, taken as a whole, if the Excess Cash Flow for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event or circumstance occurred or commenced to exist, as applicable, would have decreased by more than 5.0%, determined on a Pro Forma basis.

      "Moody's" means Moody's Investors Services, Inc., or any successor rating agency.

      "Morgan Facility" means the facility described under "Business -- Power Generation -- The Southeast -- Facility Descriptions -- Morgan Facility" in the Offering Memorandum.

      "Mortgages" means the mortgages and deeds of trust, dated as of the Closing Date, entered into between the Guarantors and the Collateral Agent.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

            (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means:

            (1) the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset

      Sale, including legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, and any taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of the Asset Sale (other than Secured Obligations), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

            (2) all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any Casualty Event that are not applied to the repair, replacement or rebuilding of the applicable Facility to the extent commercially feasible, other than business interruption insurance proceeds, net of the direct costs relating to the collection of such proceeds; and

            (3) all payments (in any form whatsoever) made or due and payable from time to time in connection with any Condemnation Event by any Governmental Authority (or any Person acting under color of Governmental Authority) that are not applied to the repair, replacement or rebuilding of the applicable Facility to the extent commercially feasible, net of the direct costs relating to the collection of such proceeds.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Note Documents" means this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Trust Agreement, each Sharing Confirmation, the other Security Documents and all other agreements related thereto.

      "Notes" has the meaning assigned to it in the preamble to this Indenture. The Floating Rate Notes and the Fixed Rate Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Floating Rate Notes and the Fixed Rate Notes.

      "Obligations" means, with respect to any Indebtedness of any Person (collectively, without duplication):

            (1) all debt, financial liabilities and obligations of such Person of whatsoever nature and howsoever evidenced (including principal, interest, fees, reimbursement obligations, cash cover obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the providers or holders of such Indebtedness or to any agent, trustee or other representative of such providers or holders of such Indebtedness under or pursuant to each agreement, document or instrument evidencing, securing, guaranteeing or relating to such Indebtedness, financial liabilities or obligations relating to such Indebtedness (including Secured Debt Documents applicable to such Indebtedness (if any)), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement, document or instrument;

            (2) any and all sums paid or advanced by the Collateral Agent or any other Person in order to preserve the Collateral or any other collateral securing such Indebtedness or to preserve the Liens and security interests in the Collateral or any other collateral securing such Indebtedness; and

            (3) the costs and expenses of collection and enforcement of the obligations referred to in clauses (1) and (2), including:

                  (a) the costs and expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any Collateral or any other collateral;

                  (b) the costs and expenses of any exercise by the Collateral
            Agent or any other Person of its rights under the Security Documents or any other security documents; and

                  (c) reasonable attorneys' fees and expenses and court costs.

      "Offering Memorandum" means the Offering Memorandum dated March 17, 2004 relating to the Notes.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officer's Certificate" means a certificate signed on behalf of the Company by one Officer of the Company that meets the requirements of Section 13.05.

      "Oneta Facility" means the facility described under "Business -- Power Generation -- Other -- Facility Descriptions -- Oneta Facility" in the Offering Memorandum.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "Pastoria Facility" means the facility described under "Business -- Power Generation -- The West -- Facility Descriptions -- Pastoria Facility" in the Offering Memorandum.

      "Permitted Business" means the ownership, construction, operation and maintenance of the Closing Date Facilities and any substantially similar electric generating facilities located in the United States, together with any related assets or facilities, including gas pipelines supplying natural gas to such generating facilities, electric transmission lines carrying energy generated from such generating facilities, and any related gas or electric interconnection facilities.

      "Permitted Counterparty Lien" means a Lien in favor of a counterparty under a PPA; provided, that the following conditions are satisfied:

            (1) the counterparty is not an Affiliate of the Company;

            (2) the Lien does not secure any Indebtedness and (a) is granted solely to secure the performance obligations of the Company or the applicable Subsidiary under the PPA and/or any obligation of the Company or the applicable Subsidiary to make a termination payment under the PPA upon the occurrence of the event described in clause (3)(c)(i) below or the termination by the counterparty upon the occurrence of any of the events described in clause (3)(c)(ii) below, or (b) creates rights designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise continue performance of the Company's or the applicable Subsidiary's obligations under the PPA;

            (3) the counterparty can exercise its rights with respect to the Lien only:

                  (a) for so long as the counterparty remains current with
            respect to all of its payment obligations under the PPA and is not otherwise in a continuing default under the PPA,

                  (b) if the counterparty continues to acknowledge the existence of the Liens securing the Secured Obligations (unless and until Liens securing the Secured Obligations are eliminated in connection with a foreclosure of the Lien as contemplated by clause (4) of this definition), and

                  (c) if either (i) the Company or the applicable Subsidiary has terminated, rejected or repudiated the PPA (including, without limitation, any rejection or similar act by or on behalf of the Company or the applicable Subsidiary in connection with any proceeding under Bankruptcy Law) or (ii) the Company or the applicable Subsidiary has intentionally breached its obligations under the PPA; provided, that the following actions will be considered an intentional breach by the Company or the applicable Subsidiary under the PPA: (A) the Company or the applicable Subsidiary provides or delivers capacity or energy to a third party if the Company or the applicable Subsidiary is required under the PPA to provide or deliver such capacity or energy to the counterparty; (B) the Company or the applicable Subsidiary fails to operate or attempt to operate one or more of the relevant Facilities at a time when the Company or the applicable Subsidiary was required under the PPA to operate or attempt to operate such Facility or Facilities and such operation or attempted operation is not prevented by force majeure, forced outage or other events or circumstances outside the reasonable control of the Person responsible therefor; (C) any failure by the Company or the applicable Subsidiary to comply with any provisions of the PPA designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise take actions necessary to continue performance of the Company's or the applicable Subsidiary's obligations under the PPA, in each case to the extent the Company or the applicable Subsidiary is then capable of complying with such provisions; or (D) any failure by the Company or the applicable Subsidiary to pay to the counterparty any amount due and payable in accordance with the terms and conditions of the PPA; and

            (4) the counterparty's exercise of its rights with respect to the Lien is limited to (a) the taking of actions pursuant to any provisions of the PPA designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise necessary to continue performance of the Company's or the applicable Subsidiary's obligations under the PPA or (b) the recovery of any termination payment due under the PPA upon the occurrence of the event described in clause (3)(c)(i) above or the termination by the counterparty upon the occurrence of any of the events described in clause (3)(c)(ii) above.

      "Permitted Investments" means:

            (1) any Investment in the Company or in a Guarantor;

            (2) (a) any Investment in the Goldendale Facility to finance the construction and completion of the Goldendale Facility and any other repairs, improvements or other capital expenditures necessary to operate and maintain such Facility in accordance with prudent industry practice, and (b) any other Investment in the Goldendale Facility made with the proceeds of Equity Contributions, Perpetual Preferred Stock or Affiliate Subordinated Indebtedness;

            (3) any Investment in Cash Equivalents;

            (4) any Investment by the Company or any Guarantor in a Person, if as a result of such Investment:

                  (a) such Person becomes a Wholly Owned Subsidiary of the
            Company and becomes a Guarantor; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor;

            (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant contained in Section 4.10;

            (6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

            (7) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or
      (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

            (8) Investments represented by Hedging Obligations;

            (9) repurchases of the Notes and other Secured Obligations;

            (10) negotiable instruments held for deposit or collection in the ordinary course of business; and

            (11) other Investments in any Person other than an Affiliate of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed $30.0 million.

      "Permitted Liens" means:

            (1) Liens in favor of the Collateral Agent Equally and Ratably securing the First Priority Notes, the First Priority Term Loans, the Revolving Loans and all other First Priority Lien Debt, all in an aggregate principal amount not exceeding the First Priority Lien Cap, and all related First Priority Lien Obligations;

            (2) Liens in favor of the Collateral Agent Equally and Ratably securing the Second Priority Notes, the Second Priority Term Loans and all other Second Priority Lien Debt, all in an aggregate amount not exceeding the Second Priority Lien Cap, and all related Second Priority Lien Obligations;

            (3) Liens in favor of the Collateral Agent Equally and Ratably securing the Notes and all other Third Priority Lien Debt, and all related Third Priority Lien Obligations;

            (4) Liens in favor of the Company or the Guarantors;

            (5) pledges or deposits made under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or operating leases to which such Person is a party;

            (6) Liens or deposits to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (7) (a) Liens to secure Expansion Debt that encumber the Expansion Assets financed with the proceeds of such Expansion Debt and other Expansion Assets owned by the Person incurring such Expansion Debt (including any rights of such Person under Shared Facilities Arrangements), (b) Liens to secure Expansion Debt that encumber the Capital Stock of CalGen Expansion Company; provided, that any such Capital Stock must be part of the Collateral and any such Liens must be junior to all Liens securing Secured Obligations in accordance with the terms of the Collateral Trust Agreement, including an agreement by the holders of such Liens not to exercise any remedies with respect to such Collateral, and a provision to the effect that the holders of such Liens will not be entitled to the proceeds of such Collateral upon a sale thereof, in each case until the Secured Obligations Termination Date; and (c) if such Expansion Assets are not Excluded Assets and are part of the Collateral, Liens to secure Expansion Debt on the other property and assets of such Person; provided, that any such Liens must be junior to all Liens securing Secured Obligations in accordance with the terms of the Collateral Trust Agreement, including an agreement by the holders of such Liens not to exercise any remedies with respect to such Collateral, and a provision to the effect that the holders of such Liens will not be entitled to the proceeds of such Collateral upon a sale thereof, in each case until the Secured Obligations Termination Date;

            (8) obligations under Shared Facilities Arrangements, to the extent such obligations constitute Liens, and Liens on Shared Facilities securing the Company's or the applicable Subsidiary's obligations under Shared Facility Arrangements;

            (9) Liens which constitute bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

            (10) Liens existing on the Closing Date;

            (11) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

            (12) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business; or Liens arising out of judgments that do not constitute a Default or an Event of Default;

            (13) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

                  (A) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien (plus repairs, improvements and additions to such property or assets); and

                  (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Indebtedness;

            (15) Liens not in respect of Indebtedness arising from Uniform Commercial Code financing statements for informational purposes with respect to operating leases incurred in the ordinary course of business and not otherwise prohibited by this Indenture;

            (16) Liens not in respect of Indebtedness consisting of the interest of the lessor under any operating lease entered into in the ordinary course of business and not otherwise prohibited by this Indenture;

            (17) Permitted Counterparty Liens;

            (18) to the extent constituting Liens, obligations of the Company or its Subsidiaries under or restrictions imposed by any PPA Recognition Agreement;

            (19) Liens on property and assets of the Company to secure Third Party Subordinated Indebtedness; provided, that all such property and assets must be part of the Collateral and any such Liens must be junior to all Liens securing Secured Obligations in accordance with the terms of the Collateral Trust Agreement, including an agreement by the holders of such Liens not to exercise any remedies with respect to the Collateral, and a provision to the effect that the holders of such Liens will not be entitled to the proceeds of any Collateral upon a sale thereof, in each case until the Secured Obligations Termination Date; and

            (20) unperfected security interests to secure (a) intercompany Indebtedness permitted to be incurred under clause (5) of the definition of Permitted Debt or (b) Affiliate Subordinated Indebtedness permitted to be incurred under clause (9) of the definition of Permitted Debt; and

            (21) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $50.0 million at any one time outstanding.

      "Permitted Prior Liens" means:

            (1) Liens securing First Priority Lien Debt not exceeding the First Priority Lien Cap and all related First Priority Lien Obligations;

            (2) Liens securing Second Priority Lien Debt not exceeding the Second Priority Lien Cap and all related Second Priority Lien Obligations;

            (3) Liens directly on Expansion Assets of the kind described in clause (7)(a) of the definition of Permitted Liens;

            (4) Liens described in clause (8), (10) (to the extent set forth on Schedule A), (17) or (18) of the definition of Permitted Liens; and

            (5) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided, that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Permitted Tax Payments" means, without duplication as to amounts and as long as the Company is a pass-through entity for U.S. federal income tax purposes, payments to Calpine in an amount equal to the federal, state, local and foreign taxes (including any penalties and interest) that the Company would owe if the Company were a corporation for U.S. federal income tax purposes filing a consolidated or combined return with its Subsidiaries.

      "Perpetual Preferred Stock" means, with respect to any Person, any preferred Capital Stock of such Person that is not subject to mandatory redemption and is not Voting Stock.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Pledge Agreements" means (1) the Membership Interest Pledge Agreement, dated as of the Closing Date, among CalGen Holdings, the Company and the Collateral Agent, and (2) the Membership Interest Pledge Agreement, dated as of the Closing Date, among the Company, CalGen Expansion Company and the Collateral Agent.

      "PPA" means an agreement (including a tolling agreement, fuel conversion services agreement or other similar agreement) entered into by the Company or any of its Subsidiaries for the sale of capacity or energy (and services ancillary or related thereto) from one or more of the Facilities.

      "PPA Recognition Agreement" means an agreement by the Collateral Agent, on behalf of the holders of Secured Obligations, (a) to assume, directly or indirectly (through any agent or Affiliate), the rights and obligations of the Company or any of its Subsidiaries under the WECC Fixed Price Gas Sale and Power Purchase Agreement in the event of a foreclosure under any Secured Debt Document, and (b) not to reject the WECC Fixed Price Gas Sale and Power Purchase Agreement in a proceeding under Bankruptcy Law (subject to applicable law and the discretion of the bankruptcy court), so long as Calpine Energy Services, L.P. is not then in default under the WECC Fixed Price Gas Sale and Power Purchase Agreement or the Index Based Gas Sale and Power Purchase Agreement, provided, that such PPA Recognition Agreement is substantially in the form of Exhibit B to the Collateral Trust Agreement.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Pro Forma" means, with respect to a calculation, that such calculation is made in accordance with Regulation S-X under the Securities Act and gives effect to all relevant modifications to Major Project Documents and other contractual arrangements that have been made prior to, or are being made on, the calculation date; provided, that in the case of a calculation for any period occurring prior to the Closing Date, all Major Project Documents and other contractual arrangements in effect on the Closing Date shall be deemed to have been in effect for the entirety of such period.

      "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

      "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "QF" means a "qualifying cogeneration facility" as defined under the FPA, as amended by PURPA and Subpart B of Part 292 of the FERC's regulations.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Initial Purchaser, the Company, CalGen Finance and the Guarantors.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A-1, for the Floating Rate Notes, or Exhibit A-2, for the Fixed Rate Notes, bearing the Global Note

Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the applicable Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit B-1, for the Floating Rate Notes, or Exhibit B-2, for the Fixed Rate Notes, deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of Floating Rate Notes or Fixed Rate Notes, as applicable, initially sold in reliance on Rule 903 of Regulation S.

      "Remedy Bar Lift Trigger Date" means, at any time after the occurrence and during the continuation of an event of default with respect to Second Priority Lien Debt, the earlier of (1) the date that is 180 days after the occurrence of such event of default and (2) the date of the commencement of any proceeding under Bankruptcy Law in respect of the Company or any Guarantor.

      "Required First Priority Debtholders" means, at any time, the holders of a majority in aggregate principal amount of:

            (1) the aggregate outstanding principal amount of First Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); plus

            (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First Priority Lien Debt,

in each case voting in accordance with the provisions set forth in Article 4 of the Collateral Trust Agreement. For purposes of this definition, First Priority Lien Debt registered in the name of, or Beneficially Owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

      "Required Second Priority Debtholders" means, at any time, the holders of a majority in aggregate principal amount of:

            (1) the aggregate outstanding principal amount of Second Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); plus

            (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Second Priority Lien Debt,

in each case voting in accordance with the provisions set forth in Article 4 of the Collateral Trust Agreement. For purposes of this definition, Second Priority Lien Debt registered in the name of, or Beneficially Owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

      "Required Third Priority Debtholders" means, at any time, the holders of a majority in aggregate principal amount of:

            (1) the aggregate outstanding principal amount of Third Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); plus

            (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Third Priority Lien Debt, in each case voting in accordance with the provisions set forth in Article 4 of the Collateral Trust Agreement. For purposes of this definition, Third Priority Lien Debt registered in the name of, or Beneficially Owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

      "Revolving Loan Administrative Agent" means The Bank of Nova Scotia, as administrative agent under the Revolving Loan Agreement, together with its successors in such capacity.

      "Revolving Loan Agreement" means the Amended and Restated Credit Agreement, dated as of the Closing Date, among the Company, the Guarantors, the Revolving Loan Administrative Agent and the agents and lenders thereunder, relating to $200.0 million in aggregate principal amount of revolving credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

      "Revolving Loans" means the principal of, and interest and premium (if any) on, Indebtedness of the Company incurred under the Revolving Loan Agreement.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated the Securities Act.

      "S&P" means Standard and Poor's Ratings Group, or any successor rating agency.

      "SEC" means the Securities and Exchange Commission.

      "Second Priority Debt Representative" means:

            (1) in the case of the Second Priority Notes, the Second Priority Trustee;

            (2) in the case of the Second Priority Term Loans, the Second Priority Term Loan Administrative Agent; or

            (3) in the case of any other Series of Second Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Second Priority Lien Debt and (a) is appointed as a Second Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture or other agreement governing such Series of Second Priority Lien Debt and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

      "Second Priority Indenture" means the Second Priority Indenture, dated as of the Closing Date, among the Company, CalGen Finance, the Guarantors and Wilmington Trust FSB, as trustee.

      "Second Priority Lien" means a Lien granted pursuant to a Security Document to the Collateral Agent upon any property of the Company or any Guarantor to secure Second Priority Lien Obligations.

      "Second Priority Lien Cap" means, as of any date:

            (1) the principal amount of Second Priority Notes issued on the Closing Date; plus

            (2) the principal amount of all Indebtedness outstanding under the Second Priority Term Loan Agreement on the Closing Date, plus any Indebtedness outstanding under any other Credit Facility, all in an aggregate principal amount not to exceed the amount provided by clause
      (1)(b) of the definition of Permitted Debt; less

            (3) the amount of Third Priority Lien Debt incurred after the Closing Date the net proceeds of which are used to repay any Second Priority Lien Debt; plus

            (4) the amount of accrued interest, fees and expenses, including premiums, paid in connection with the incurrence of any Permitted Refinancing Indebtedness with respect to the Indebtedness described in clauses (1) and (2); plus

            (5) the notional amount of Hedging Obligations incurred to hedge or manage interest rate risk with respect to Second Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting First Priority Lien Debt, $500.0 million.

For purposes of this definition of Second Priority Lien Cap, all letters of credit will be valued at the face amount thereof, whether or not drawn.

      "Second Priority Lien Debt" means:

            (1) the Second Priority Notes;

            (2) Indebtedness under the Second Priority Term Loan Agreement incurred on the Closing Date;

            (3) Hedging Obligations incurred to hedge or manage interest rate risk with respect to Second Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting First Priority Lien Debt, $500.0 million;

            (4) Indebtedness under any other Credit Facility that is secured by a Second Priority Lien; and

            (5) any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other Second Priority Lien Debt or any First Priority Lien Debt;

provided, that in the case of any Indebtedness referred to in clause (3), (4) or
(5) of this definition:

            (a) such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

            (b) on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Second Priority Debt Representative and the Collateral Agent, as "Second Priority Lien Debt" for the purposes of the Collateral Trust Agreement and the other Second Priority Lien Documents;

            (c) such Indebtedness is governed by an agreement that includes a Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness and the applicable Second Priority Debt Representative to vote with respect to such Indebtedness in accordance with Article 4 of the Collateral Trust Agreement; and

            (d) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is "Second Priority Lien Debt").

      "Second Priority Lien Documents" means the Second Priority Notes, the related Subsidiary guarantees, the Second Priority Indenture, the Second Priority Term Loan Agreement, each agreement governing any other Series of Second Priority Lien Debt and all other agreements governing, securing or relating to any Second Priority Lien Obligations.

      "Second Priority Lien Obligations" means the Second Priority Lien Debt and all other Obligations in respect of Second Priority Lien Debt.

      "Second Priority Notes" means the Second Priority Secured Floating Rate Notes due 2010 issued by the Company and CalGen Finance on the Closing Date under the Second Priority Indenture.

      "Second Priority Term Loan Administrative Agent" means Morgan Stanley Senior Funding, Inc., as administrative agent under the Second Priority Term Loan Agreement, together with its successors in such capacity.

      "Second Priority Term Loan Agreement" means the Credit and Guaranty Agreement, dated as of the Closing Date, among the Company, the Guarantors and the Second Priority Term Loan Administrative Agent, relating to $100.0 million in aggregate principal amount of term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

      "Second Priority Term Loans" means the principal of and interest and premium (if any) on Indebtedness of the Company incurred under the Second Priority Term Loan Agreement.

      "Second Priority Trustee" means the trustee under the Second Priority Indenture.

      "Secured Debt" means First Priority Lien Debt, Second Priority Lien Debt and Third Priority Lien Debt.

      "Secured Debt Documents" means the First Priority Lien Documents, the Second Priority Lien Documents and the Third Priority Lien Documents.

      "Secured Debt Representatives" means each First Priority Debt Representative, each Second Priority Debt Representative and each Third Priority Debt Representative.

      "Secured Obligations" means, collectively, all First Priority Lien Obligations, all Second Priority Lien Obligations and all Third Priority Lien Obligations.

      "Secured Obligations Termination Date" means the date on which all Secured Obligations (including all interest accrued thereon after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) have been paid in full in cash (and/or defeased in accordance with the applicable Secured Debt Documents), all commitments to extend credit under all Secured Debt Documents have terminated or expired and all outstanding letters of credit issued pursuant to any Secured Debt Documents have been cancelled, terminated or cash collateralized at 102.5% of the aggregate undrawn amount.

      "Secured Parties" means the Collateral Agent and the holders of any Secured Obligations at any time outstanding.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Agreement" means the Security Agreement, dated as of the Closing Date, among the Company, the Guarantors and the Collateral Agent.

      "Security Documents" means the Security Agreement, the Pledge Agreements, the Mortgages, the Control Agreement, the Collateral Trust Agreement, each Sharing Confirmation and Lien Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

      "Series of First Priority Lien Debt" means, severally, the First Priority Notes, the First Priority Term Loans, the Revolving Loans and each other issue or series of First Priority Lien Debt for which a single transfer register is maintained.

      "Series of Junior Lien Debt" means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

      "Series of Second Priority Lien Debt" means, severally, the Second Priority Notes, the Second Priority Term Loans and each other issue or series of Second Priority Lien Debt for which a single transfer register is maintained.

      "Series of Secured Debt" means, severally, each Series of First Priority Lien Debt, each Series of Second Priority Lien Debt and each Series of Third Priority Lien Debt.

      "Series of Third Priority Lien Debt" means, severally, the Notes and each other issue or series of Third Priority Lien Debt for which a single transfer register is maintained.

      "Shared Facilities" means equipment, facilities, pipelines, permits, real estate rights, entitlements or other property that are shared or jointly used, owned or operated by the Company or any of its Subsidiaries and any owner of Expansion Assets.

      "Shared Facilities Arrangement" means any arrangement that provides for the sharing, joint operation or use, common ownership, leasing or contingent use of Shared Facilities between the Company or any of its Subsidiaries and any owner of Expansion Assets or Toll Party (as defined below), and/or their respective lenders, including (1) agreements for the sharing or joint use or operation of Shared Facilities, (2) ownership of undivided interests in Shared Facilities as tenants in common or other similar forms of joint ownership, (3) leasing of Shared Facilities by the Company or any of its Subsidiaries to an owner of Expansion Assets, (4) ownership of Shared Facilities by a single purpose entity formed solely to own the Shared Facilities and owned by the Company or any of its Subsidiaries or jointly owned by the Company or any of its Subsidiaries and the owner of the Expansion Assets, (5) tolling agreements between the Company or any of its Subsidiaries and any other Person (the "Toll Party") with respect to a Facility's steam turbine, (6) granting of conditional or unconditional real estate rights for the construction, installation or use of Shared Facilities, and (7) Liens on the Shared Facilities or interests therein to secure any such arrangement; provided, that the Company will deliver to the Collateral Agent an Officer's Certificate to the effect that, and, with respect to items (c) and (d) below, a nationally recognized independent engineer will deliver a report concluding that (subject to customary assumptions and qualifications):

            (a) the ownership, operation, leasing or use of such Shared Facilities by the owner of Expansion Assets (including the use of the steam turbine by the Toll Party) cannot unreasonably interfere with or otherwise materially adversely affect the operation of the Facility;

            (b) the owner of the Facility (or another entity on such owner's behalf) continues to operate and maintain the Facility and the Shared Facilities;

            (c) the costs of operating and maintaining the Shared Facilities are shared by the owner of the Facility and the owner of the Expansion Assets or the Toll Party, as applicable, on an equitable basis;

            (d) the Shared Facilities and the entitlements related thereto are sufficient to fully serve both the Facility and the Expansion Assets or the Toll Party, as applicable, or, to the extent the Shared Facilities or the entitlements related thereto are insufficient to fully serve both the Facility and the Expansion Assets or the Toll Party, as applicable, the Facility will have priority with respect to such Shared Facilities or entitlements, so long as the Facility is operated within the requirements, operating restrictions and other limitations associated with such Shared Facilities or entitlements;

            (e) the holder of the Expansion Assets or the Toll Party, as applicable, will not have any rights with respect to the sale or other disposition of, or exercise of remedies with respect to, the Facility, so long as the Shared Facilities remain subject to the Shared Facilities Arrangements;

            (f) each party waives the defense that an adequate remedy exists at law and affords the other party (and its lenders or agents on behalf of such lenders) the right to specifically enforce the agreement; and

            (g) the owner of the Expansion Assets or the Toll Party, as applicable, cannot prevent a dismantling of the Facility and the receipt by the holders of the Secured Debt of the proceeds of the sale thereof, so long as (i) such owner or Toll Party, as applicable, is given an option to purchase the Shared Facilities at their Fair Market Value, as determined by appraisal, prior to dismantling of the Facility, (ii) such owner or Toll Party, as applicable, is given a right of first refusal to acquire the Shared Facilities in the event they are offered for sale in connection with the dismantling of the Facility, and (iii) the owner of the Facility cooperates with the owner of the Expansion Assets or the Toll Party, as applicable, in accommodating the continued use and operation of the Expansion Assets and the Shared Facilities to the maximum extent reasonably possible notwithstanding the dismantling of the Facility, including providing reasonable periods for and cooperating in the modification of the Shared Facilities.

      "Sharing Confirmation" means, as to any Series of Secured Debt within a Class, the written agreement of the holders of such Series of Secured Debt, as set forth in the indenture or other agreement governing such Series of Secured Debt, for the enforceable benefit of all holders of each other existing and future Series of Secured Debt within such Class and each existing and future Secured Debt Representative therefor to be bound as set forth under Section 10.01.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1 - 02 of Regulation S - X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

      "Special Interest" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subordinated Indebtedness" means any Affiliate Subordinated Indebtedness, Working Capital Facility Indebtedness or Third Party Subordinated Indebtedness.

      "Subordination Terms" means the subordination terms set forth in Exhibit
H.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) .

      "Subsidiary Guarantee" or "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

      "Synthetic Lease Obligations" means all monetary obligations of a Person under (1) a so-called synthetic, off-balance sheet or tax retention lease or (2) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such person, but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such Person (without regard to accounting treatment).

      "Third Party Subordinated Indebtedness" means Indebtedness loaned to the Company by a Person other than an Affiliate of the Company; provided, that such Indebtedness (1) is contractually subordinated in right of payment and in all other respects to the Notes and all other Secured Obligations in accordance with the Subordination Terms, including an agreement by the holders of such Indebtedness not to exercise any remedies until the Secured Obligations Termination Date, (2) does not provide for mandatory redemption or other redemption thereof until at least six months after final Stated Maturity of the Notes, (3) provides for payment of interest thereon in the form of cash or additional Third Party Subordinated Indebtedness having a principal amount equal to the amount of interest due (i.e., "pay-in-kind"), and (4) is otherwise subordinated in accordance with the Subordination Terms.

      "Third Priority Debt Representative" means:

            (1) in the case of the Notes, the Trustee; or

            (2) in the case of any other Series of Third Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Third Priority Lien Debt who maintains the transfer register for such Series of Third Priority Lien Debt and (a) is appointed as a Third Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture or other agreement governing such Series of Third Priority Lien Debt and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

      "Third Priority Lien" means a Lien granted pursuant to a Security Document to the Collateral Agent upon any property of the Company or any Guarantor to secure Third Priority Lien Obligations.

      "Third Priority Lien Debt" means:

            (1) the Notes;

            (2) any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other Third Priority Lien Debt or any First Priority Lien Debt or Second Priority Lien Debt; and

            (3) Hedging Obligations incurred to hedge or manage interest rate risk with respect to Third Priority Lien Debt having a notional amount not to exceed the aggregate principal amount of outstanding Third Priority Lien Debt;

provided, that, in the case of any Indebtedness referred to in clause (2) or (3) of this definition:

            (a) such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

            (b) on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Third Priority Debt Representative and the Collateral Agent, as "Third Priority Lien Debt" for the purposes of the Collateral Trust Agreement and the other Third Priority Lien Documents;

            (c) such Indebtedness is governed by an agreement that includes a Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness and the applicable Third Priority Debt Representative to vote with respect to such Indebtedness in accordance with Article 4 of the Collateral Trust Agreement; and

            (d) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is "Third Priority Lien Debt").

      "Third Priority Lien Documents" means, collectively, the Notes, the Subsidiary Guarantees, this Indenture, each agreement governing any other Series of Third Priority Lien Debt and all other agreements governing, securing or relating to any Third Priority Lien Obligations.

      "Third Priority Lien Obligations" means the Third Priority Lien Debt and all other Obligations in respect of Third Priority Lien Debt.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

      "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

      "Voting Group" means a group of one or more Series of Secured Debt that casts its votes as a combined group in connection with decisions made by holders of Secured Debt under the Collateral Trust Agreement.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "WECC Fixed Price Gas Sale and Power Purchase Agreement" means the WECC Fixed Price Gas Sale and Power Purchase Agreement, dated as of the Closing Date, among Calpine Energy Services, L.P., the Company and the Facility Owners party thereto.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

      "Working Capital Facility" means the Working Capital Facility Agreement, dated as of the Closing Date, among Calpine, CalGen Holdings and the Company.

      "Working Capital Facility Indebtedness" means Indebtedness incurred by the Company or any of its Subsidiaries under the Working Capital Facility; provided, that such Indebtedness has the terms (including subordination terms) set forth in Exhibit I.

      "Zion Facility" means the facility described under "Business -- Power Generation -- Other -- Facility Descriptions -- Zion Facility" in the Offering Memorandum.

Section 1.02            Other Definitions.

                                                                 Defined
                                                                   in
      Term                                                       Section
      ----                                                       -------
      "Affiliate Transaction"..................................    4.11
      "Asset Sale Offer".......................................    4.10
      "Authentication Order"...................................    2.02
      "Change of Control Offer"................................    4.15
      "Change of Control Payment"..............................    4.15
      "Change of Control Payment Date".........................    4.15

                                                                 Defined
                                                                   in
      Term                                                       Section
      ----                                                       -------
      "Covenant Defeasance"....................................    8.03
      "DTC"....................................................    2.03
      "Event of Default".......................................    6.01
      "incur"..................................................    4.09
      "Legal Defeasance".......................................    8.02
      "Offer Amount"...........................................    3.09
      "Paying Agent"...........................................    2.03
      "Payment Default" .......................................    6.01
      "Permitted Debt".........................................    4.09
      "Purchase Date"..........................................    3.09
      "Registrar"..............................................    2.03
      "Restricted Payments"....................................    4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes and the Subsidiary Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) "will" shall be interpreted to express a command;

            (6) provisions apply to successive events and transactions;

            (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

            (8) references in this Indenture to Sections, Exhibits and Schedules are to Sections of, and Exhibits and Schedules to, this Indenture.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01 Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A or Exhibit B, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A or Exhibit B, as applicable (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

      (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its corporate trust office, as Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a

Private Placement Legend, all as contemplated by Section 2.06(b)), and (2) an Officer's Certificate from the Company stating that such Restricted Period has ended.

      Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee will, upon receipt of written directions, cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearsteam.

Section 2.02 Execution and Authentication.

      One Officer of each Issuer must sign the Notes for the Issuers by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

      A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee will, upon receipt of a written order of the Issuers signed by one Officer of each Issuer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07.

      The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

      The Company, on behalf of itself and CalGen Finance, will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

      The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, interest or Special Interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

      The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A Global Note will be exchangeable by the Issuers for Definitive Notes if:

            (1) the Issuers deliver to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

            (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided, that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

            (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

      Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

            (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                  (A) both:

                        (i) a written order from a Participant or an Indirect
                  Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
                  Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                        (ii) instructions given in accordance with the
                  Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                  (B) both:

                        (i) a written order from a Participant or an Indirect
                  Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                        (ii) instructions given by the Depositary to the
                  Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

                  provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

      Upon consummation of an Exchange Offer by the Company in accordance with
      Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the applicable exchange agent of (i) the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes or (ii) the instructions contained in the agent's message received by such exchange agent through DTC's Automated Tender Offer Procedures, as applicable. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a
            beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable.

            (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D, including the certifications in item (1)(a) thereof; or

                        (ii) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate upon receipt of an Authentication Order and deliver to the Person designated in such order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                  (i) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D, including the certifications in item (1)(b) thereof; or

                  (ii) if the holder of such beneficial interest in a Restricted
            Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C, including the certifications in item
            (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(c) thereof,

            the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

            (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule
      144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                  (i) if the Holder of such Definitive Notes proposes to
            exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (1)(c) thereof; or

                  (ii) if the Holder of such Definitive Notes proposes to
            transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (1)(d) thereof; or

                        (ii) if the Holder of such Restricted Definitive Note
                  proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of Unrestricted Definitive Notes. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

            (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

            (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers,
      (B) they are not participating in a distribution of the Exchange Notes and
      (C) they are not affiliates (as defined in Rule 144) of the Company.

      Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee, upon receipt of an Authentication Order, will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (1) Private Placement Legend. Except as permitted by the paragraph immediately following the legend below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR

THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

            (A) Notwithstanding the foregoing, any Global Note or Definitive
      Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2),
      (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

            (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS



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
HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY AND CALGEN FINANCE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
      2.02 or at the Registrar's request.



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
            (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05).

            (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (5) The Issuers will not be required:

                  (A) to issue, to register the transfer of or to exchange any
            Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
            Section 3.02 and ending at the close of business on the day of selection;

                  (B) to register the transfer of or to exchange any Note
            selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

            (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent, the Company or CalGen Finance shall be affected by notice to the contrary.

            (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

            (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements hereunder are met. If required by the Trustee or either Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge the applicable Holder for their expenses in replacing a Note.



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
      Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

      If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

      The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon receipt of written directions, the Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.



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
Section 2.12 Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided, that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Same Day Settlement and Payment.

      The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Note. The Issuers will make all payments of principal, interest and premium and Special Interest, if any, with respect to Definitive Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Definitive Notes or, if no such account is specified, by mailing a check to each such Holder's registered address.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01 [Reserved]

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis except:

            (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (2) if otherwise required by law.

      In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior



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
to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

      The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

      Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 12 of this Indenture. Notices of redemption may not be conditional.

      The notice will identify the Note(s) to be redeemed and will state:

            (1) the redemption date;

            (2) the redemption price;

            (3) if any Note is to be redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.



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
Section 3.04 Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

      Not less than one Business Day prior to the redemption or purchase price date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.

      If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

      Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder, at the expense of the Company, a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

      The Notes are not redeemable at the option of the Issuers.

Section 3.08 Mandatory Redemption.

      The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Net Proceeds.

      In the event that, pursuant to Section 4.10, the Issuers are required or elect to commence an Asset Sale Offer, they will follow the procedures specified below.

      Within 30 days following the receipt by the Company or any of its Subsidiaries of Net Proceeds from an Asset Sale, Casualty Event or Condemnation Event, in the case of an Asset Sale Offer described in clause (1) of the second paragraph of Section 4.10, or upon completion of a prior required Asset Sale Offer (and any associated mandatory purchase, prepayment or redemption), in the case of an Asset Sale Offer described in clause (2) or (3) of the second paragraph of Section 4.10, the Issuers will mail a notice to the Trustee and each Holder regarding such Asset Sale Offer. The notice will contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

            (1) that the Asset Sale Offer is being made pursuant to this Section
      3.09 and Section 4.10;

            (2) the amount of Net Proceeds being offered to purchase Notes and other Third Priority Lien Obligations (the "Offer Amount"), the purchase price and the date on which the purchase will be made (the "Purchase Date"), which date will be no earlier than 30 and no later than 60 days from the date the notice is mailed;

            (3) that any Note not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary or the Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than two Business Days before the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that, if the aggregate principal amount of Notes and other Third Priority Lien Obligations tendered in the Asset Sale Offer (or required to be purchased, prepaid or redeemed) exceeds the Offer Amount, the Company will select the Notes and other Third Priority Lien Obligations to be purchased, prepaid or redeemed on a pro rata basis based on the principal amount of Notes and such other Third Priority Lien Obligations tendered (or required to be purchased, prepaid or redeemed), with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased, prepaid or redeemed; and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and other Third Priority Lien Obligations or portions thereof tendered pursuant to the Asset Sale Offer (or required to be purchased, prepaid or redeemed), or if less than the Offer Amount has been tendered (or is required to be purchased, prepaid or redeemed), all Notes and other Third Priority Lien Obligations tendered (or required to be purchased, prepaid or redeemed), and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. Payment for any Notes so purchased will be made in the same manner as interest payments are made. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09 or Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 3.09 or Section 4.10 by virtue of such compliance.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.02 through 3.06.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

      The Company will pay or cause to be paid the principal of, and premium, if any, interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Special Interest, if any, then due. The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

      The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03 Reports.

      Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods specified in the SEC's rules and regulations:

            (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

            (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing or the Company has elected to pay Special Interest in lieu of complying with the registration requirements of the Registration Rights Agreement) and will post the reports on its website within those time periods.

      If the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless file the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing or the Company has elected to pay Special Interest in lieu of complying with the registration requirements of the Registration Rights Agreement. However, if the Company does not file any such reports with the SEC, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

      In addition, the Company and the Guarantors agree that, for so long as any Notes remain



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outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

      (a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) will deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the other Notes Documents, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Notes Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any other Note Document (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Special Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(1) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

      The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

      The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the



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Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

            (1) (a) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such, including Permitted Tax Payments (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or a Guarantor), or (b) pay any Major Maintenance Expenses;

            (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness or any other Indebtedness of the Company or any of its Subsidiaries that is contractually subordinated to the Secured Obligations (excluding any intercompany Indebtedness between or among the Company and any of the Guarantors); or

            (4) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless:

                  (A) such Restricted Payment is made from Excess Cash Flow
            generated since the Closing Date;

                  (B) no Default or Event of Default has occurred and is
            continuing or would occur as a consequence of such Restricted Payment (other than any Default or Event of Default that is cured as a result of such Restricted Payment); and

                  (C) at the time of making any such Restricted Payment that is not a payment on or with respect to, or a purchase, redemption, defeasance or other acquisition or retirement for value of, Subordinated Indebtedness, all amounts then due under all Subordinated Indebtedness have been paid in full; or

            (5) use the proceeds of any Indebtedness under any revolving Credit Facility which is First Priority Lien Debt to prepay, repay or redeem the principal of any Second Priority Lien Debt or Third Priority Lien Debt.

      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the applicable Subsidiary, as the case may be, pursuant to the Restricted Payment.



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Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Subsidiaries;

            (2) make loans or advances to the Company or any of its Subsidiaries; or

            (3) transfer any of its properties or assets to the Company or any of its Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (1) this Indenture, the Notes and the Subsidiary Guarantees, the First Priority Notes and the related Subsidiary guarantees, the First Priority Indenture, the Second Priority Notes and the related Subsidiary guarantees and the Second Priority Indenture;

            (2) agreements governing Credit Facilities as in effect on the Closing Date (including the First Priority Term Loan Agreement, the Second Priority Term Loan Agreement and the Revolving Loan Agreement) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Closing Date;

            (3) any applicable law, rule, regulation or order;

            (4) customary non-assignment provisions in contracts, agreements, leases, permits or licenses entered into or issued in the ordinary course of business and consistent with past practices;

            (5) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clauses (1) and (3) of the preceding paragraph;

            (6) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

            (7) Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant contained in Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens or to use the proceeds of any such disposition;



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            (9) provisions limiting or prohibiting the disposition or
      distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

            (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

            (11) provisions restricting or encumbering the sale or other disposition of Expansion Assets or the payment of dividends, distributions or similar payments made from cash flow derived exclusively from Expansion Assets, in each case pursuant to the terms of any Expansion Debt incurred pursuant to clause (3) of the definition of Permitted Debt; provided, that such encumbrance or restriction will not materially adversely affect the Company's ability to meet its obligations on the Notes when due, and, in the written opinion of the president, chief operating officer or chief financial officer of the Company, is required in order to obtain such Expansion Debt and is customary for financings of such type.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Equity.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred equity.

      The preceding paragraph will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the incurrence by the Company (and the guarantee by its Subsidiaries) of:

                  (a) Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $800.0 million, less the aggregate amount of all Net Proceeds of Asset Sales, Casualty Events or Condemnation Events applied by the Company or any of its Subsidiaries since the Closing Date to repay any term Indebtedness under any such Credit Facility or to repay, or cash collateralize letters of credit under, any revolving Indebtedness under any such Credit Facility and effect a corresponding commitment reduction thereunder; and

                  (b) Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount outstanding under this clause
            (1)(b) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $100.0 million, less the aggregate amount of all Net Proceeds of Asset Sales, Casualty Events and Condemnation Events applied by the Company or any of its Subsidiaries since the Closing Date to repay any term Indebtedness under any such Credit Facility or to repay, or cash collateralize letters of credit under, any revolving Indebtedness under any such Credit Facility and effect a corresponding commitment reduction thereunder;



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            (2) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the First Priority Notes, the Second Priority Notes and the Notes to be issued on the Closing Date, the related Subsidiary guarantees and the other Obligations incurred under the Indentures on the Closing Date, and the Exchange Notes and the related Subsidiary guarantees to be issued pursuant to the Registration Rights Agreement;

            (3) the incurrence by the Company or any of its Subsidiaries of Expansion Debt; provided, that:

                  (a) any Expansion Debt incurred by the Excluded Subsidiary is recourse only to the Expansion Assets financed with such Expansion Debt and to other Expansion Assets owned by the Excluded Subsidiary (including any rights of the Excluded Subsidiary under Shared Facilities Arrangements);

                  (b) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Expansion Debt is incurred would have been at least 2.0 to 1.0, determined on a Pro Forma basis as if the Expansion Debt had been incurred at the beginning of such period and the proceeds therefrom had been applied as intended to be applied (but without giving effect to the completion of any construction projects unless actual completion has been achieved), at least 25% of the cost of such Expansion Assets is financed with Equity Contributions or the proceeds of Perpetual Preferred Stock or Affiliate Subordinated Indebtedness;

                  (c) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Expansion Debt is incurred would have been less than 2.0 to 1.0, determined on a Pro Forma basis as if the Expansion Debt had been incurred at the beginning of such period and the proceeds therefrom had been applied as intended to be applied (but without giving effect to the completion of any construction projects unless actual completion has been achieved),

                        (i) at least 40% of the cost of such Expansion Assets is
                  financed with Equity Contributions or the proceeds of Perpetual Preferred Stock or Affiliate Subordinated Indebtedness, and

                        (ii) after giving effect to such incurrence, the amount
                  of Expansion Debt incurred pursuant to this clause (3), together with the aggregate amount of all other Expansion Debt then outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Expansion Debt incurred pursuant to this clause (3), does not exceed $250.0 million;

            (4) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (2), (3), (4) or (10) of this paragraph;

            (5) the incurrence by the Company or any Guarantor of intercompany Indebtedness between or among the Company and any Guarantor that is subordinated in right of payment to all Secured Obligations pursuant to a customary subordination agreement delivered to the Collateral



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      Agent (together with all other documents or instruments required to effect such subordination and any other documents reasonably requested by the Collateral Agent in connection therewith), and is not secured other than by unperfected security interests; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, that was not permitted by this clause (5); and provided, further, that any such intercompany Indebtedness must be included in the Collateral;

            (6) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations, in connection with Permitted Debt or otherwise, in the ordinary course of business and not for speculative purposes; provided, that (a) such Hedging Obligations have tenors that expire on or prior to the maturity date (or other expiration) of the underlying obligation being hedged, and (b) any such Hedging Obligations hedging or managing interest rate risk with respect to (i) First Priority Lien Debt have tenors that expire on or prior to the Stated Maturity of the First Priority Notes, (ii) Second Priority Lien Debt have tenors that expire on or prior to the Stated Maturity of the Second Priority Notes, or (iii) Third Priority Lien Debt have tenors that expire on or prior to the Stated Maturity of the Notes;

            (7) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, and performance and surety bonds in the ordinary course of business;

            (8) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

            (9) the incurrence by the Company of (a) Affiliate Subordinated Indebtedness in an aggregate principal amount not to exceed $250.0 million at any one time outstanding and (b) Working Capital Facility Indebtedness in an aggregate principal amount not to exceed $750.0 million at any one time outstanding;

            (10) the incurrence by the Company of Third Party Subordinated Indebtedness; provided, that:

                  (a) the net proceeds of the Third Party Subordinated
            Indebtedness are applied:

                        (i) to acquire all or substantially all of the assets
                  of, or any Equity Interests in, a business that constitutes a Permitted Business; provided, that in the case of an acquisition of Equity Interests, the business is or becomes a Subsidiary of the Company and a Guarantor concurrently with such acquisition;

                        (ii) to make a capital expenditure;

                        (iii) to acquire other assets that are not classified as
                  current assets under GAAP and that are used or useful in a Permitted Business; or

                        (iv) any combination of the foregoing; and



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                  (b) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Third Party Subordinated Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a Pro Forma basis as if the Third Party Subordinated Indebtedness had been incurred at the beginning of such period and the proceeds therefrom had been applied as intended to be applied (but without giving effect to the completion of any construction projects unless actual completion has been achieved).

      The Company will not incur, and will not permit any Subsidiary to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Secured Obligations on substantially identical terms or on terms that are more favorable to the holders of the Secured Obligations; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any of its Subsidiaries solely by virtue of being unsecured or by virtue of being secured on a junior basis.

      For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10 Asset Sales.

      The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale unless:

            (1) except with respect to an Asset Sale made pursuant to an Existing Purchase Option, the Company (or any of its Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) at least 90% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

                  (a) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any of its Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases the Company or such Subsidiary from further liability;



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
                  (b) any securities, notes or other obligations received by the
            Company or any such Subsidiary from such transferee that are promptly, subject to ordinary settlement periods, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion; and

                  (c) in connection with the exercise by a purchaser of an
            Existing Purchase Option, any amount owed by the Company or the applicable Subsidiary to the purchaser under the agreement containing such Existing Purchase Option that is set off by the purchaser against the purchase price;

            (3) if the assets disposed of in such Asset Sale include any component of a Facility that is necessary for the operation of such Facility, the Asset Sale involves the disposition of such Facility as a whole; and

            (4) if the Asset Sale involves the sale of a Facility or all or substantially all the assets of a Facility, (a) such Asset Sale is to a Person other than an Affiliate of the Company, and (b) all necessary amendments are made to those Major Project Documents applicable to such Facility to remove such Facility from the scope of such Major Project Documents.

      The Company and its Subsidiaries will be required to use the Net Proceeds from any Asset Sale, Casualty Event or Condemnation Event to make an offer (an "Asset Sale Offer"):

                  (1) first, to all holders of First Priority Notes and all
            holders of other First Priority Lien Obligations (to the extent required under the applicable First Priority Lien Documents) to purchase, prepay or redeem the maximum principal amount of First Priority Notes and such other First Priority Lien Obligations that may be purchased, prepaid or redeemed out of such Net Proceeds (taking into account any mandatory purchase, prepayment or redemption of First Priority Lien Obligations required under any First Priority Lien Document);

                  (2) second, if any such Net Proceeds remain after the offer to holders of First Priority Lien Obligations (and any mandatory purchase, prepayment or redemption of First Priority Lien Obligations) in accordance with clause (1) above, to all holders of Second Priority Notes and all holders of other Second Priority Lien Obligations (to the extent required under the applicable Second Priority Lien Documents) to purchase, prepay or redeem the maximum principal amount of Second Priority Notes and such other Second Priority Lien Obligations that may be purchased, prepaid or redeemed out of such remaining Net Proceeds (taking into account any mandatory purchase, prepayment or redemption of Second Priority Lien Obligations required under any Second Priority Lien Document); and

                  (3) third, if any such Net Proceeds remain after the offer to holders of First Priority Lien Obligations and Second Priority Lien Obligations (and any mandatory purchase, prepayment or redemption of First Priority Lien Obligations and Second Priority Lien Obligations) in accordance with clauses (1) and (2) above, to all holders of Notes and all holders of other Third Priority Lien Obligations (to the extent required under the applicable Third Priority Lien Documents) to purchase, prepay or redeem the maximum principal amount of Notes and such other Third Priority Lien Obligations that may be purchased, prepaid or redeemed out of such remaining Net Proceeds (taking into account any mandatory purchase, prepayment or redemption of Third Priority Lien Obligations required under any Third Priority Lien Document).



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
      The Issuers may, at their sole option, make an Asset Sale Offer in accordance with the priorities described above with the net proceeds from any sale, lease, conveyance or other disposition of any assets or rights not constituting an Asset Sale. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any of such Net Proceeds remain after consummation of the Asset Sale Offer, the Company and its Subsidiaries may use those excess Net Proceeds for any purpose not otherwise prohibited by this Indenture, including the making of Restricted Payments in accordance with Section 4.07. If the aggregate principal amount of Notes and other Third Priority Lien Obligations tendered into such Asset Sale Offer or required to be purchased, prepaid or redeemed exceeds the amount of Net Proceeds available therefor, the Issuers will purchase, prepay or redeem Notes and such other Third Priority Lien Obligations on a pro rata basis based on the principal amount of Notes and such other Third Priority Lien Obligations tendered (or required to be purchased, prepaid or redeemed), with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased, prepaid or redeemed. The Issuers will comply with the procedures set forth in
Section 3.09 with respect to any Asset Sale Offer.

Section 4.11 Transactions with Affiliates.

      The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

            (1) the Affiliate Transaction, taken as a whole with all other related Affiliate Transactions, is on terms that are no less favorable to the Company and its Subsidiaries, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

            (2) the Company delivers to the Trustee (other than with respect to a Shared Facilities Arrangement between or among the Company and/or any of its Subsidiaries):

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million but less than or equal to $25.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a positive opinion as to the Fair Market Value of such Affiliate Transaction issued by an accounting, appraisal or investment banking firm of national standing.

      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

            (1) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business;



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            (2) transactions between or among the Company and/or any of the
      Guarantors (other than Shared Facility Arrangements);

            (3) transactions with a Person that is an Affiliate of the Company (but not a Subsidiary of the Company) solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

            (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

            (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company; provided, that such Equity Interests are included in the Collateral;

            (6) Restricted Payments that do not violate Section 4.07;

            (7) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

            (8) Permitted Tax Payments;

            (9) transactions under or pursuant to written agreements with Affiliates of the Company in place as of the Closing Date or any amendment or modification thereto, so long as any such amendment or modification meets the requirements of clause (10) or (11) of this paragraph;

            (10) any amendments or modifications of, or waivers under, any written agreement described under clause (9) of this paragraph that is not a Major Project Document; provided, that no such amendment, modification or waiver alters any such agreement in a manner that is materially adverse to the Holders;

            (11) any amendments or modifications of, or waivers under, any Major Project Document, which are permitted by Section 4.13 and are on terms that are no less favorable to the Company or its relevant Subsidiary (as certified to the Trustee in an Officer's Certificate) than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

      (12) any agreement to do any of the foregoing.

Section 4.12 Liens.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

      The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.



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      The Company will, and will cause its Subsidiaries to, perform all their obligations under the Major Project Documents, and the Company will not, and will not permit any of its Subsidiaries to, terminate, amend or otherwise modify, or consent to any termination, amendment or modification of, or grant any waiver under, any Major Project Document, unless any failure to so perform or any such termination, amendment, modification or waiver would not, when taken together with all other such failures to perform, terminations, amendments, modifications and waivers since the Closing Date, be Materially Adverse, as evidenced by a certificate of the chief financial officer of the Company; provided, however, that the provisions of this paragraph will not apply to any amendment, modification or termination of any Major Project Document required under this Indenture in connection with an Asset Sale.

      The Company will, and will cause its Subsidiaries to, obtain and maintain all permits and approvals necessary for the construction and operation of the Facilities, including applicable exemptions from PUHCA, unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      The Company will not, and will not permit any of its Subsidiaries to, use or dispose of any hazardous materials or allow any hazardous materials to be brought onto or stored or used on or transported to or released from the Facilities, other than in accordance with prudent industry practices and in compliance with all applicable environmental laws, except to the extent such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.14 Corporate Existence.

      Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:

            (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

            (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

      (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to, but excluding, the date of purchase (the "Change of Control Payment"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered will be accepted for payment;



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            (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Sections 4.15, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.15 by virtue of such compliance.

            (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the
            Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

      The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, at the written request of the Company, will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $1,000 or an integral multiple thereof.



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
      The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The provisions described above that require the Issuers to make a Change of Control Offer following a Change in Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change in Control, this Indenture does not contain provisions that permit the Holders to require that the Issuers repurchase or redeem the Notes in event of a takeover, recapitalization or similar transaction.

      (c) Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.16 Limitation on Issuances and Sales of Equity Interests in Subsidiaries.

      The Company will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Subsidiary of the Company to any Person (other than the Company or a Guarantor), unless:

            (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Subsidiary; and

            (2) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10.

      In addition, the Company will not permit any Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Guarantor.

Section 4.17 Payments for Consent.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Note Document unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Restrictions on Activities of CalGen Finance.

      CalGen Finance will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that CalGen Finance may be a co-obligor or guarantor with respect to Indebtedness if the Company is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by the Company, CalGen Finance or one or more of the Company's other Subsidiaries.

Section 4.19 Deposit of Revenues.

      The Company will, and will cause its Subsidiaries to, deposit all revenues received by the Company and its Subsidiaries, within 10 Business Days of receipt thereof, in the "Revenue Account"



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established under the Control Agreement. Notwithstanding the foregoing, Excess
Cash Flow may be distributed in accordance with Section 4.07.

Section 4.20 Additional Subsidiaries.

      If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the Closing Date, then (1) that newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture in the form of Exhibit G and deliver an Opinion of Counsel reasonably satisfactory to the Trustee within 30 days of the date on which it was acquired or created, and
(2) all real and personal property of that Subsidiary will become part of the Collateral within 30 days of the date on which that Subsidiary was acquired or created pursuant to documentation (including Security Documents, financing statements, opinions and other documents) reasonably satisfactory to the Trustee and the Collateral Agent.

Section 4.21 Maintenance of Insurance.

      The Company will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance on their property and assets (including the Collateral), in at least such amounts, with such deductibles and against at least such risks as is customary for companies of the same or similar size engaged in the same or similar businesses as those of the Company and its Subsidiaries and furnish to the Collateral Agent, upon written request, full information as to such Persons' property and liability insurance carriers. The Company will, and will cause the Guarantors to, cause all their insurance policies to name the Secured Parties, as a class, as additional insureds, with a waiver of subrogation, and shall cause all their property and casualty policies to name the Collateral Agent as loss payee (together with other lien holders as their interests may appear), with 30 days notice of cancellation or material change.

Section 4.22 Changes in Covenants when Notes Rated Investment Grade.

      If on any date following the Closing Date:

            (1) after giving effect to the suspension of covenants (and the Event of Default) described below, the Notes are rated Baa3 or better by Moody's and BBB- or better by S&P; and

            (2) no Default or Event of Default shall have occurred and then be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants (and the Event of Default) of this Indenture specifically listed below will be suspended:

            (a) Section 4.07 (Restricted Payments);

            (b) Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries);

            (c) Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Equity);

            (e) Section 4.10 (Deposit of Revenues);

            (d) Section 4.13 (Business Activities); and

            (f) clause (9) under Section 6.01 (Events of Default).



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      Notwithstanding the foregoing, if the rating assigned to the Notes by either Moody's or S&P should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants (and the Event of Default) will be reinstituted with respect to the Notes as of and from the date of such rating decline. Calculations under reinstated Section 4.07 will be made as if such covenant had been in effect since the Closing Date except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while such covenant was suspended.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

      The Company will not, directly or indirectly:

            (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or

            (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; or

            (3) lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

This Section 5.01 will not apply to (A) a merger of the Company with an Affiliate solely for the purpose of reconstituting the Company in another jurisdiction or (B) any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Guarantors.

      Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation in accordance with the procedures established herein, provided, that the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that such reorganization is not adverse to Holders (it being recognized that such reorganization shall not be deemed adverse to the Holders solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or
(ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includable corporation" of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended or any similar state or local law), and the Company delivers to the Trustee such other certificates and other documents reasonably requested by the Trustee in connection therewith.

Section 5.02 Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay



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the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

      Each of the following is an "Event of Default":

            (1) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, any of the Notes;

            (2) default in the payment when due of the principal of, or premium, if any, on any of the Notes ;

            (3) failure by the Company or any of its Subsidiaries to comply with the covenants contained in Sections 3.09, 4.10, 4.15 and 4.19;

            (4) failure by the Company or any of its Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes to comply with any of the agreements in this Indenture or the Security Documents;

            (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee existed on the Closing Date or is created after the Closing Date, if that default:

                  (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (b) results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness repaid, within 20 days of the Company or the applicable Subsidiary becoming aware of such default;

            (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million (excluding those covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

            (7) the repudiation by CalGen Holdings, the Company or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against CalGen Holdings, the Company or any of its Subsidiaries for any reason;

      provided, that such repudiation or unenforceability relates to Collateral with a Fair Market Value of $25.0 million or more;

            (8) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, and such condition shall not have been cured within 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes;

            (9) breach by any Person (other than the Company or any of its Subsidiaries) of its obligations under, or termination or failure to be in full force and effect of, a Major Project Document (unless such breach, termination or failure to be in full force and effect would not, when taken together with all other such breaches, terminations or failures since the Closing Date (other than those that have been cured as contemplated below, including by entering into a replacement agreement), be Materially Adverse, as evidenced by an Officer's Certificate of the chief financial officer of the Company), unless with respect to any Major Project Document such breach is cured, or such Major Project Document is replaced with a substantially similar agreement (it being understood that (a) an agreement will be considered substantially similar if it would not be Materially Adverse and (b) the use of an Affiliate of the Company as the counterparty under an agreement replacing the Index Hedge will not by itself be considered Materially Adverse), within 60 days (or 120 days with respect to the Index Hedge) thereafter; and

            (10) the Company, any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that taken together would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its
            creditors, or

                  (e) generally is not paying its debts as they become due; or

            (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Company, any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that taken together would constitute a Significant Subsidiary, in an involuntary case;

                  (b) appoints a custodian of the Company, any of its
            Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that taken together would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that taken together would constitute a Significant Subsidiary; or



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
                  (c) orders the liquidation of the Company, any of its
            Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that taken together would constitute a Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 consecutive days;

Section 6.02 Acceleration.

      In the case of an Event of Default specified in clause (10) or (11) of
Section 6.01, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

      The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Special Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

      Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

      Subject to the provisions of the Collateral Trust Agreement, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.



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
Section 6.06 Limitation on Suits.

      Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

            (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

            (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested that the Trustee pursue the remedy;

            (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

            (5) Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor


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upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

      Subject to the provisions of the Collateral Trust Agreement, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any, and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01 Duties of Trustee.


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      (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any calculations or other facts stated therein).

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

      (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in


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
good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

      (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder unless and until the Trustee shall have received from a Holder of a Note or from the Company written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Even of Default hereunder.

      (h) If the Trustee is acting as Paying Agent and/or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 will also be afforded to such Paying Agent and Registrar.

Section 7.03 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days after determining such conflicting interest, apply to the SEC for permission to continue as trustee or resign to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04 Trustee's Disclaimer.

      The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.


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      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

      (a) Within 60 days after each May 15 beginning with the May 15 following the Closing Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA
Section 313(c).

      (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

      (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and any other Note Documents to which it is a party, including the costs and expenses of enforcing this Indenture and any other Note Documents to which it is a party against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability, loss or expense incurred by it in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith as finally determined by a court of competent jurisdiction. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

      (c) The obligations of the Company and the Guarantors under this Section
7.07 will survive the satisfaction and discharge of this Indenture.

      (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in


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
trust to pay principal of and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(10) or (11) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      (f) The Trustee will comply with the provisions of TIASection313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a custodian or public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.


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Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the
Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

      There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and (i) in the case of the initial Trustee, that also satisfies the eligibility requirements for a trustee under the TIA and (ii) in the case of any successor Trustee, that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

      The Issuers may, at their option at any time, elect to have either Section
8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

      Upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:


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            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium or Special Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04;

            (2) the Issuers' obligations with respect to such Notes under
      Article 2 and Section 4.02;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Guarantors' obligations in connection therewith; and

            (4) this Article 8.

      Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03 Covenant Defeasance.

      Upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 4.21 with respect to the outstanding Notes on and after the date the conditions set forth in
Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes may not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(5) will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

      In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

            (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;


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
            (2) in the case of an election under Section 8.02, the Issuers must have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                  (A) the Issuers have received from, or there has been
            published by, the Internal Revenue Service a ruling; or

                  (B) since the Closing Date, there has been a change in the applicable federal income tax law;

      in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under Section 8.03, the Issuers have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Issuers must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

            (7) the Issuers must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in


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
respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by them as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Special Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Indenture, the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Special Interest, if any, or interest on any Note following the reinstatement of their obligations, the Issuers will be subrogated to the rights of the Holder of such Note to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

      Notwithstanding Section 9.02, the Issuers, the Guarantors and the Trustee may, without the consent of any Holder, amend or supplement this Indenture, the Subsidiary Guarantees or the Notes:


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
            (1) to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Issuers' obligations to the Holders of the Notes by a successor to the Issuers pursuant to Article 5;

            (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (6) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

            (7) to conform the text of this Indenture, the Subsidiary Guarantees, the Security Documents or the Notes to any provision of the "Description of Notes" section contained in the Offering Memorandum to the extent that such provision in such "Description of Notes" section was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees, the Security Documents or the Notes; or

            (8) to allow any Guarantor to execute a supplemental indenture in the form of Exhibit G and/or a Subsidiary Guarantee with respect to the Notes.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

      It will not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the provisions of Sections 3.09, 4.10 and 4.15);

            (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (4) waive a Default or Event of Default in the payment of principal of, or premium, interest or Special Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest, premium or Special Interest, if any, on the Notes;

            (7) waive a redemption payment with respect to any Note (other than a payment required under Section 4.10 or Section 4.15);

            (8) release any Guarantor from any of its payment obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;


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
            (9) release any portion of the Collateral from the Liens created by the Security Documents except as specifically provided for in this Indenture and the Security Documents; or

            (10) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

      The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01 Equal and Ratable Sharing of Collateral by Holders of Secured Debt Within a Class.

      Notwithstanding:

            (1) anything to the contrary contained in the Security Documents;

            (2) the time of incurrence of any Series of Secured Debt within a Class;


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
            (3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt within such Class;

            (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

            (5) the time of taking possession or control over any Collateral; or

            (6) the rules for determining priority under any law governing relative priorities of Liens:

      (a) all Liens at any time granted by the Company or any Guarantor to secure any of the Secured Debt within such Class will secure, equally and ratably, all present and future Secured Obligations within such Class; and

      (b) all proceeds of all Liens at any time granted by the Company or any Guarantor to secure any of the Secured Debt and other Secured Obligations within such Class will be allocated and distributed equally and ratably on account of the Secured Debt and other Secured Obligations within such Class; provided, that in the absence of an Event of Default, subject to the requirements set forth in Sections 3.09 and 4.10, the Company and the Guarantors shall be entitled to utilize cash proceeds of Collateral in the ordinary course of their business.

      The foregoing provision is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations within the applicable Class, each present and future Secured Debt Representative therefor and the Collateral Agent as holder of Secured Obligations within such Class. The Secured Debt Representative of each future Series of Secured Debt within a Class will be required to deliver a Sharing Confirmation to the Collateral Agent and the Trustee at the time of incurrence of such Series of Secured Debt.

Section 10.02 Class Voting.

      With respect to any vote to be cast by the Trustee on behalf of the Holders in accordance with Article 4 of the Collateral Trust Agreement, the Trustee will vote all of such Notes as directed by the Holders of a majority in aggregate principal amount of the outstanding principal amount of Notes. For purposes of such direction to the Trustee, Notes registered in the name of, or Beneficially Owned by, the Company or an Affiliate of the Company will be deemed not to be outstanding.

Section 10.03 Ranking of Note Liens.

      Notwithstanding:

            (1) anything to the contrary contained in the Security Documents;

            (2) the time of incurrence of any Series of Secured Debt;

            (3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

            (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;


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
            (5) the time of taking possession or control over any Collateral; or

            (6) the rules for determining priority under any law governing relative priorities of Liens,

all Liens at any time granted by the Company or any Guarantor to secure any of the Third Priority Lien Obligations will be subject and subordinate to (1) all First Priority Liens securing First Priority Lien Debt up to the First Priority Lien Cap and all related First Priority Lien Obligations and (2) all Second Priority Liens securing Second Priority Lien Debt up to the Second Priority Lien Cap and all related Second Priority Lien Obligations.

      The foregoing provision is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of First Priority Lien Obligations or Second Priority Lien Obligations, each present and future First Priority Debt Representative and Second Priority Debt Representative and the Collateral Agent as holder of First Priority Liens and Second Priority Liens. No other Person will be entitled to rely on, have the benefit of or enforce this provision. The Third Priority Debt Representative for each future Series of Third Priority Lien Debt will be required to deliver a Lien Priority Confirmation to the collateral agent, each First Priority Debt Representative and each Second Priority Debt Representative at the time of incurrence of such Series of Third Priority Lien Debt.

      In addition, the foregoing provision is intended solely to set forth the relative ranking, as Liens, of the Liens securing Third Priority Lien Debt as against the First Priority Liens and Second Priority Liens. Neither the Notes nor any other Third Priority Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 10.04 Relative Rights.

      Nothing in the Note Documents will:

            (1) impair, as between the Company and the holders of the Notes, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any other obligor under the Note Documents;

            (2) affect the relative rights of holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of other Secured Obligations);

            (3) restrict the right of any holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions of the Collateral Trust Agreement);

            (4) restrict or prevent any holder of Notes, the Trustee, the Collateral Agent or other Person on their behalf from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Collateral Trust Agreement; or

            (5) restrict or prevent any Holder of Notes, the Trustee, the Collateral Agent or any other Person on their behalf from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Collateral Trust Agreement.

Section 10.05 Release of Security Interest in Respect of Notes.


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
      The Collateral Agent's Liens upon the Collateral shall no longer secure the Notes or any other Note Obligations, and the right of the holders of the Notes and such Note Obligations to the benefits and proceeds of the Collateral Agent's Liens on Collateral shall terminate and be discharged:

            (1) upon satisfaction and discharge of this Indenture in accordance with Article 12;

            (2) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8; or

            (3) upon payment in full and discharge of all Notes and other Note Obligations that are outstanding under this Indenture, due and payable under this Indenture at the time those Notes are paid in full and discharged.

Upon the occurrence of any of the events described in clauses (1), (2) and (3) above, the Trustee will authorize the Collateral Agent to release the Liens on the Collateral securing the Notes.

                                  ARTICLE 11.
                              SUBSIDIARY GUARANTEES

Section 11.01 Guarantee.

      (a) Subject to this Article 11 and the limitations set forth in Section 13.07, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

            (1) the principal of, premium and Special Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and Special Interest, if any, on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      (b) Subject to the limitations set forth in Section 13.07, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands


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
whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

      (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

      (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02 Limitation on Guarantor Liability.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Subsidiary Guarantee.

      To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit F will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

      Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 11.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.


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
      In the event that the Company creates or acquires any Subsidiary after the Closing Date, if required by Section 4.21, the Company will cause such Subsidiary to comply with the provisions of Section 4.21 and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

      Except as otherwise provided in Section 11.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, except as permitted by Section 4.10.

      In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture in the form of Exhibit G, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05 Releases Following Sale of Assets.

      In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

      Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest and premium and Special Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.


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
                                  ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

            (1) either:

                  (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

                  (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

            (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are or any Guarantor is a party or by which the Issuers are or any Guarantor is bound;

            (3) the Issuers have or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

            (4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

      Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided, that if the Issuers have made any payment of principal of, premium or Special Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section318(c), the imposed duties will control.

Section 13.02 Notices.

      Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company, CalGen Finance and/or any Guarantor:

                  Calpine Generating Company, LLC
                  CalGen Finance Corp.
                  50 West San Fernando Street, 5th Floor
                  San Jose, California 95113
                  Facsimile No.:  (408) 995-0505
                  Attention:  Chief Financial Officer

         With a copy to:

                  Covington & Burling
                  1330 Avenue of the Americas
                  New York, New York 10019
                  Facsimile No.:  (212) 841-1010
                  Attention:  Bruce Bennett

         If to the Trustee:

                  Wilmington Trust, FSB
                  c/o Wilmington Trust Company

                  1100 North Market Street
                  Rodney Square North
                  Wilmington, Delaware 19890-1615
                  Facsimile No.: (302) 636-4145
                  Attention: Kristin Long

         With a Copy to:

                  Nixon Peabody LLP
                  437 Madison Avenue
                  24th Floor
                  New York, New York 10022
                  Facsimile No.:  (866) 947-2203
                  Attention:  Bart Pisella

      The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 Non-Recourse; No Personal Liability of Directors, Officers, Employees and Stockholders.

      Notwithstanding anything to the contrary set forth in this Indenture, the Notes, any Security Document or any other Note Document, the Notes and the Subsidiary Guarantees are non-recourse secured obligations of the Company and Guarantors, respectively. The only recourse a Holder will have with respect to the payment of principal of, or interest or premium on, the Notes (whether under the Indenture or the Notes, or pursuant to the Subsidiary Guarantees) will be enforcement of its rights against CalGen Finance under this Indenture or against the Collateral pursuant to the Security Documents. The Holders will have no recourse to the equity or assets of the Excluded Subsidiary.

      No director, officer, employee, incorporator, stockholder, or partner of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Issuers or any of its Subsidiaries under the Notes, this Indenture, the Subsidiary Guarantees or the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES

WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

      All agreements of the Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05.

Section 13.11 Severability.

      In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of March 23, 2004

                                        CALPINE GENERATING COMPANY, LLC


                                        By:  /s/ ZAMIR RAUF
                                             -----------------------------------
                                             Name:  Zamir Rauf
                                             Title: Vice President


                                        CALGEN FINANCE CORP.


                                        By:  /s/ ZAMIR RAUF
                                             -----------------------------------
                                             Name:  Zamir Rauf
                                             Title: Vice President

                                 THE GUARANTORS:

                              CALGEN EXPANSION COMPANY, LLC
                              CPN FREESTONE, LLC
                              CALPINE FREESTONE, LLC
                              CALPINE FREESTONE ENERGY GP, LLC
                              CALPINE CHANNEL ENERGY CENTER LP, LLC
                              CALPINE CHANNEL ENERGY CENTER GP, LLC
                              CHANNEL POWER GP, LLC
                              CALGEN EQUIPMENT FINANCE HOLDINGS, LLC
                              CALGEN PROJECT EQUIPMENT FINANCE COMPANY ONE, LLC CALGEN PROJECT EQUIPMENT FINANCE COMPANY THREE LLC CALGEN EQUIPMENT FINANCE COMPANY, LLC
                              NUECES BAY ENERGY LLC
                              CALPINE NORTHBROOK SOUTHCOAST INVESTORS, LLC
                              CALPINE CORPUS CHRISTI ENERGY GP, LLC
                              ZION ENERGY LLC
                              LOS MEDANOS ENERGY CENTER, LLC
                              MORGAN ENERGY CENTER, LLC
                              CARVILLE ENERGY LLC
                              DECATUR ENERGY CENTER, LLC
                              CALPINE ONETA POWER I, LLC
                              CALPINE ONETA POWER II, LLC
                              CALPINE BAYTOWN ENERGY CENTER LP, LLC
                              CALPINE BAYTOWN ENERGY CENTER GP, LLC
                              BAYTOWN POWER GP, LLC
                              COLUMBIA ENERGY LLC
                              DELTA ENERGY CENTER, LLC
                              CALGEN PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC PASTORIA ENERGY FACILITY L.L.C.
                              CALPINE PASTORIA HOLDINGS, LLC

                              Executing this Third Priority Indenture on behalf of and so as to bind each of the limited liability companies named above under the caption "The Guarantors"


                              By: /s/ ZAMIR RAUF
                                  ----------------------------------------------
                                  Name:  Zamir Rauf
                                  Title: Vice President

                                 THE GUARANTORS:


                                       FREESTONE POWER GENERATION LP
                                       CALPINE FREESTONE ENERGY, LP
                                       CALPINE POWER EQUIPMENT LP
                                       CHANNEL POWER, LP
                                       CHANNEL ENERGY CENTER, LP
                                       CALPINE CORPUS CHRISTI ENERGY, LP
                                       CORPUS CHRISTI COGENERATION LP
                                       CALPINE ONETA POWER, L.P.
                                       BAYTOWN ENERGY CENTER, LP
                                       BAYTOWN POWER, LP

                                       Executing this Third Priority Indenture
                                       on behalf of and so as to bind each of
                                       the limited partnerships named above
                                       under the caption "The Guarantors"


                                       By: /s/ ZAMIR RAUF
                                           -------------------------------------
                                           Name:  Zamir Rauf
                                           Title: Vice President

                                       WILMINGTON TRUST FSB

                                       By: /s/ JAMES J. MCGINLEY
                                           -------------------------------------
                                           Name:  James J. McGinley
                                           Title: Vice President

                                                                      SCHEDULE A

                                  SCHEDULE A-1

               PERMITTED PRIOR LIENS EXISTING ON THE CLOSING DATE

See attached.













                                  SCHEDULE A-1

                                                                     EXHIBIT A-1


                                 [Face of Note]

                           CUSIP [13135B AC 0 -- 144A] [13135B AG 1 -- Exchange]
                          ISIN [US13135BAC00 -- 144A] [US13135BAG14 -- Exchange]

               Third Priority Secured Floating Rate Note due 2011
No.                                                            $
   -----                                                        ----------------
                         CALPINE GENERATING COMPANY, LLC
                              CALGEN FINANCE CORP.

promises to pay to
                   -----------------------------

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on April 1, 2011.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15



                                                 CALPINE GENERATING COMPANY, LLC
                                                 CALGEN FINANCE CORP.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

Dated:  March 23, 2004

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST FSB,
  as Trustee

By:
     ---------------------------------------
            Authorized Signatory


                                  EXHIBIT A-1-1

                                 [Back of Note]
               Third Priority Secured Floating Rate Note due 2011

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO


                                  EXHIBIT A-1-2

SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY AND FINANCE CORP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Calpine Generating Company, LLC, a Delaware limited liability company (the "Company"), and CalGen Finance Corp., a Delaware corporation ("CalGen Finance" and, together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at the Applicable Third Priority LIBOR Rate (as defined below) per annum from March 23, 2004 until maturity and will pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Special Interest, if any, semiannually in arrears on April 1 and October 1 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be October 1, 2004. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  "Applicable Third Priority LIBOR Rate" means, for each six month interest period, 900 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof) equal to the greater of (x) 1.250% or (y) the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of six months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such interest period;


                                  EXHIBIT A-1-3
         provided, that, if no such British Bankers' Association LIBOR rate is available to the Company, the Applicable Third Party LIBOR Rate for the relevant interest period shall instead be the rate at which Morgan Stanley Senior Funding, Inc. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of six months as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such interest period, in amounts equal to $1.0 million.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. The Company, on behalf of itself and CalGen Finance, will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Notes. The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

                  (4) INDENTURE. The Company issued the Notes under a Third Priority Indenture, dated as of March 23, 2004 (the "Indenture"), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company and CalGen Finance limited to $680.0 million in aggregate principal amount. The Notes are secured on a third-priority basis, Equally and Ratably with all other Third Priority Lien Obligations, by (a) a security interest in all the assets of the Company and the Guarantors other than Excluded Assets, and (b) a pledge of the equity interests in the Company and CalGen Expansion Company, LLC, subject to liens securing First Priority Lien Obligations and Second Priority Lien Obligations and to other Permitted Prior Liens.


                                  EXHIBIT A-1-4

                  (5) OPTIONAL REDEMPTION. The Notes are not redeemable at the option of the Issuers.

                  (6) MANDATORY REDEMPTION. The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) REPURCHASE AT OPTION OF HOLDER..

                     (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, on the Notes purchased, to, but excluding, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating the procedures governing the Change of Control Offer as required by Section 4.15 of the Indenture.

                     (b) The Issuers will be required to use the Net Proceeds from any Asset Sale, Casualty Event or Condemnation Event remaining after all required purchases, prepayments and/or redemptions of First Priority Lien Obligations and Second Priority Lien Obligations to offer to prepay Notes and other Third Priority Lien Obligations (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, on the Notes purchased, to, but excluding, the date of purchase, and will be payable in cash, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. If the aggregate principal amount of Notes and other Third Priority Lien Obligations tendered into such Asset Sale Offer (or required to be purchased, prepaid or redeemed) exceeds the amount of Net Proceeds available therefor, the Trustee will select the Notes and such other Third Priority Lien Obligations to be purchased on a pro rata basis.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.


                                  EXHIBIT A-1-5

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) Amendment, Supplement and Waiver. Subject to certain exceptions and the Collateral Trust Agreement, the Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase or tender offer or exchange offer for Notes) voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture and the Security Documents, to conform the text of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes to any provision of the Description of Notes in the Offering Memorandum to the extent such provision of the Description of Notes in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes, or to allow any Guarantor to execute a supplemental indenture in the form of Exhibit G to the Indenture and/or a Note Guarantee with respect to the Notes.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Special Interest, if any, on any of the Notes; (ii) default in the payment when due of the principal of or premium, if any, on any of the Notes, (iii) failure by the Company or any of its Subsidiaries to comply with
         Section 3.09, 4.10, 4.15 or 4.19 of the Indenture; (iv) failure by the Company or any of its Subsidiaries to observe or perform any other agreement in the Indenture or the Security Documents for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) default under certain other agreements relating to Indebtedness of the Company and its Subsidiaries which default is caused by the failure to pay principal of, or interest or premium, if any, on, such Indebtedness, or results in the acceleration of such Indebtedness prior to its express maturity; (vi) final judgments for the payment of money that remain undischarged for a period of 60 days, provided the aggregate amount of such judgments exceeds $25.0 million (excluding those covered by insurance); (vii) the repudiation of the Security Documents by the Company or a Guarantor or the unenforceability of the Security Documents under certain circumstances;
         (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee; (ix) the breach by any Person (other than the Company and its Subsidiaries) of its obligations under, or the termination or failure to be in full force of, a Major Project Document, unless such breach when taken together with all other such breaches would not be materially adverse to the Company and its Subsidiaries taken as a whole; and (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event


                                  EXHIBIT A-1-6
         of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Collateral Trust Agreement. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium or Special Interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest or Special Interest, if any, on, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes.

                  (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of March 23, 2004 (the "Registration Rights Agreement"), among the Company, CalGen Finance, the Guarantors and the initial purchaser of the Notes.

                  (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as


                                  EXHIBIT A-1-7
         printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  (19) NON-RECOURSE. Notwithstanding anything to the contrary set forth in the Indenture, this Note, any Security Document or any other Note Document, this Note and the Subsidiary Guarantees are non-recourse secured obligations of the Company and Guarantors, respectively. The only recourse a holder of the Notes will have with respect to the payment of principal of, or interest or premium or Special Interest, if any, on, this Note (whether under the Indenture or the Note, or pursuant to the Subsidiary Guarantees) will be enforcement of its rights against CalGen Finance under the Indenture or against the Collateral pursuant to the Security Documents.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Security Documents. Requests may be made to:

Calpine Generating Company, LLC
CalGen Finance Corp.
50 West San Fernando Street, 5th Floor
San Jose, California 95113
Facsimile No.:  (408) 995-0505
Attention:  Chief Financial Officer


                                  EXHIBIT A-1-8

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               ---------------------------------
                                                 (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     -----------------

                 Your Signature:
                                  ----------------------------------------------
                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                     -----------------------------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                  EXHIBIT A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

[ ]  Section 4.10    [ ]  Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                                 $
                                                   ------------------------

Date:
       ---------------

                  Your Signature:
                                   ---------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

                  Tax Identification No.:
                                           -------------------------------------

Signature Guarantee*:
                       -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                 EXHIBIT A-1-10

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                           Principal Amount
                                                                          at maturity of this
                           Amount of decrease    Amount of increase in        Global Note           Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                             at maturity of          at maturity of            decrease             of Trustee or
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
    ----------------        ----------------        ----------------         -------------            ---------










* This schedule should be included only if the Note is issued in global form.


                                 EXHIBIT A-1-11

                                                                     EXHIBIT A-2

                                 [Face of Note]

                           CUSIP [13135B AD 8 -- 144A] [13135B AH 9 -- Exchange]
                          ISIN [US13135BAD82 -- 144A] [US13135BAH96 -- Exchange]

                  11-1/2% Third Priority Secured Note due 2011

No.                                                            $
   -----                                                        ----------------
                         CALPINE GENERATING COMPANY, LLC
                              CALGEN FINANCE CORP.

promises to pay to
                   -----------------

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on April 1, 2011.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15



                                                 CALPINE GENERATING COMPANY, LLC
                                                 CALGEN FINANCE CORP.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

Dated:  March 23, 2004

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST FSB,
  as Trustee

By:
     ---------------------------------------
            Authorized Signatory


                                  EXHIBIT A-2-1

                                 [Back of Note]
                  11-1/2% Third Priority Secured Note due 2011

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT


                                  EXHIBIT A-2-2

TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY AND FINANCE CORP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Calpine Generating Company, LLC, a Delaware limited liability company (the "Company"), and CalGen Finance Corp., a Delaware corporation ("CalGen Finance" and, together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at 11.500% per annum from March 23, 2004 until maturity and will pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Special Interest, if any, semiannually in arrears on April 1 and October 1 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be October 1, 2004. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Special


                                  EXHIBIT A-2-3

         Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. The Company, on behalf of itself and CalGen Finance, will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Notes. The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

                  (4) INDENTURE. The Company issued the Notes under a Third Priority Indenture, dated as of March 23, 2004 (the "Indenture"), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company and CalGen Finance limited to $150.0 million in aggregate principal amount. The Notes are secured on a third-priority basis, Equally and Ratably with all other Third Priority Lien Obligations, by (a) a security interest in all the assets of the Company and the Guarantors other than Excluded Assets, and (b) a pledge of the equity interests in the Company and CalGen Expansion Company, LLC, subject to liens securing First Priority Lien Obligations and Second Priority Lien Obligations and to other Permitted Prior Liens.

                  (5) OPTIONAL REDEMPTION. The Notes are not redeemable at the option of the Issuers.

                  (6) MANDATORY REDEMPTION. The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) REPURCHASE AT OPTION OF HOLDER..

                        (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special


                                  EXHIBIT A-2-4

         Interest, if any, on the Notes purchased, to, but excluding, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating the procedures governing the Change of Control Offer as required by Section 4.15 of the Indenture.

                       (b) The Issuers will be required to use the Net Proceeds from any Asset Sale, Casualty Event or Condemnation Event remaining after all required purchases, prepayments and/or redemptions of First Priority Lien Obligations and Second Priority Lien Obligations to offer to prepay Notes and other Third Priority Lien Obligations (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, on the Notes purchased, to, but excluding, the date of purchase, and will be payable in cash, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. If the aggregate principal amount of Notes and other Third Priority Lien Obligations tendered into such Asset Sale Offer (or required to be purchased, prepaid or redeemed) exceeds the amount of Net Proceeds available therefor, the Trustee will select the Notes and such other Third Priority Lien Obligations to be purchased on a pro rata basis.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions and the Collateral Trust Agreement, the Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase or tender offer or exchange offer for Notes) voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of

                                  EXHIBIT A-2-5
         certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture and the Security Documents, to conform the text of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes to any provision of the Description of Notes in the Offering Memorandum to the extent such provision of the Description of Notes in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes, or to allow any Guarantor to execute a supplemental indenture in the form of Exhibit G to the Indenture and/or a Note Guarantee with respect to the Notes.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Special Interest, if any, on any of the Notes; (ii) default in the payment when due of the principal of or premium, if any, on any of the Notes, (iii) failure by the Company or any of its Subsidiaries to comply with
         Section 3.09, 4.10, 4.15 or 4.19 of the Indenture; (iv) failure by the Company or any of its Subsidiaries to observe or perform any other agreement in the Indenture or the Security Documents for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) default under certain other agreements relating to Indebtedness of the Company and its Subsidiaries which default is caused by the failure to pay principal of, or interest or premium, if any, on, such Indebtedness, or results in the acceleration of such Indebtedness prior to its express maturity; (vi) final judgments for the payment of money that remain undischarged for a period of 60 days, provided the aggregate amount of such judgments exceeds $25.0 million (excluding those covered by insurance); (vii) the repudiation of the Security Documents by the Company or a Guarantor or the unenforceability of the Security Documents under certain circumstances;
         (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee; (ix) the breach by any Person (other than the Company and its Subsidiaries) of its obligations under, or the termination or failure to be in full force of, a Major Project Document, unless such breach when taken together with all other such breaches would not be materially adverse to the Company and its Subsidiaries taken as a whole; and (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Collateral Trust Agreement. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium or Special Interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture

                                  EXHIBIT A-2-6
         except a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest or Special Interest, if any, on, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes.

                  (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of March 23, 2004 (the "Registration Rights Agreement"), among the Company, CalGen Finance, the Guarantors and the initial purchaser of the Notes.

                  (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  (19) NON-RECOURSE. Notwithstanding anything to the contrary set forth in the Indenture, this Note, any Security Document or any other Note Document, this Note and the Subsidiary Guarantees are non-recourse secured obligations of the Company and Guarantors, respectively. The only recourse a holder of the Notes will have with respect to the payment of principal of, or interest or premium or Special Interest, if any, on, this Note (whether under the Indenture or the Note, or pursuant to the Subsidiary Guarantees) will be enforcement of its rights against CalGen Finance under the Indenture or against the Collateral pursuant to the Security Documents.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Security Documents. Requests may be made to:


                                  EXHIBIT A-2-7

Calpine Generating Company, LLC
CalGen Finance Corp.
50 West San Fernando Street, 5th Floor
San Jose, California 95113
Facsimile No.:  (408) 995-0505
Attention:  Chief Financial Officer



                                  EXHIBIT A-2-8

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               ---------------------------------
                                                 (Insert assignee's legal name)


                  (Insert assignee's soc. sec. or tax I.D. no.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
       ---------------

                  Your Signature:
                                   ---------------------------------------------
                  (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                     ------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                  EXHIBIT A-2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

[ ]  Section 4.10   [ ]   Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                                 $
                                                  -----------------

Date:
      ----------------------

                  Your Signature:
                                   ---------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

                  Tax Identification No.:
                                          -------------------------------------

Signature Guarantee*:
                     ---------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                 EXHIBIT A-2-10

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount
                                                                          at maturity of this
                           Amount of decrease    Amount of increase in        Global Note           Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                             at maturity of          at maturity of            decrease             of Trustee or
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
    ----------------        ----------------        ----------------         -------------            ---------







* This schedule should be included only if the Note is issued in global form.

                                 EXHIBIT A-2-11

                                                                     EXHIBIT B-1

         [Face of Regulation S Temporary Floating Rate Global Note]
--------------------------------------------------------------------------------

                                                               CUSIP U1305Q AC 3
                                                               ISIN USU1305QAC34

             Third Priority Secured Floating Rate Note due 2011

No. ___                                                            $____________

                         CALPINE GENERATING COMPANY, LLC
                            CALGEN FINANCE CORP.

promises to pay to ___________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on April 1, 2011.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

                                 CALPINE GENERATING COMPANY, LLC
                                 CALGEN FINANCE CORP.

                                 By: ___________________________________________
                                 Name:
                                 Title:

                                 By: ___________________________________________
                                 Name:
                                 Title:

Dated:  March 23, 2004

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST FSB,
  as Trustee

By: ___________________________________________
        Authorized Signatory


                                 EXHIBIT B-1-1

         [Back of Regulation S Temporary Floating Rate Global Note]
              Third Priority Secured Floating Rate Notes 2011

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE


                                 EXHIBIT B-1-2

SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) Interest. Calpine Generating Company, LLC, a Delaware limited liability company (the "Company"), and CalGen Finance Corp., a Delaware corporation ("CalGen Finance" and, together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at the Applicable Third Priority LIBOR Rate (as defined below) per annum from March 23, 2004 until maturity and will pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Special Interest, if any, semiannually in arrears on April 1 and October 1 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be October 1, 2004. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


                                 EXHIBIT B-1-3

            "Applicable Third Priority LIBOR Rate" means, for each six month interest period, 900 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof) equal to the greater of (x) 1.250% or (y) the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of six months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such interest period; provided, that, if no such British Bankers' Association LIBOR rate is available to the Company, the Applicable Third Party LIBOR Rate for the relevant interest period shall instead be the rate at which Morgan Stanley Senior Funding, Inc. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of six months as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such interest period, in amounts equal to $1.0 million.

      Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

            (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. The Company, on behalf of itself and CalGen Finance, will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Notes. The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

            (4) INDENTURE. The Company issued the Notes under a Third Priority Indenture, dated as of March 23, 2004 (the "Indenture"), among the Issuers, the Guarantors and the Trustee.


                                 EXHIBIT B-1-4

      The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company and CalGen Finance limited to $680.0 million in aggregate principal amount. The Notes are secured on a third-priority basis, Equally and Ratably with all other Third Priority Lien Obligations, by (a) a security interest in all the assets of the Company and the Guarantors other than Excluded Assets, and (b) a pledge of the equity interests in the Company and CalGen Expansion Company, LLC, subject to liens securing First Priority Lien Obligations and Second Priority Lien Obligations and to other Permitted Prior Liens.

            (5) OPTIONAL REDEMPTION. The Notes are not redeemable at the option of the Issuers.

            (6) MANDATORY REDEMPTION. The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7) REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, on the Notes purchased, to, but excluding, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating the procedures governing the Change of Control Offer as required by Section 4.15 of the Indenture.

                  (b) The Issuers will be required to use the Net Proceeds from any Asset Sale, Casualty Event or Condemnation Event remaining after all required purchases, prepayments and/or redemptions of First Priority Lien Obligations and Second Priority Lien Obligations to offer to prepay Notes and other Third Priority Lien Obligations (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, on the Notes purchased, to, but excluding, the date of purchase, and will be payable in cash, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. If the aggregate principal amount of Notes and other Third Priority Lien Obligations tendered into such Asset Sale Offer (or required to be purchased, prepaid or redeemed) exceeds the amount of Net Proceeds available therefor, the Trustee will select the Notes and such other Third Priority Lien Obligations to be purchased on a pro rata basis.

            (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.


                                 EXHIBIT B-1-5

            (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

            (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions and the Collateral Trust Agreement, the Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase or tender offer or exchange offer for Notes) voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture and the Security Documents, to conform the text of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes to any provision of the Description of Notes in the Offering Memorandum to the extent such provision of the Description of Notes in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes, or to allow any Guarantor to execute a supplemental indenture in the form of Exhibit G to the Indenture and/or a Note Guarantee with respect to the Notes.

            (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Special Interest, if any, on any of the Notes; (ii) default in the payment when due of the principal of or premium, if any, on any of the Notes, (iii) failure by the Company or any of its Subsidiaries to comply with Section 3.09, 4.10, 4.15 or 4.19 of the Indenture; (iv) failure by the Company or any of its Subsidiaries to observe or perform any other agreement in the Indenture or the Security Documents for 30 days after notice to the Company by


                                 EXHIBIT B-1-6
      the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) default under certain other agreements relating to Indebtedness of the Company and its Subsidiaries which default is caused by the failure to pay principal of, or interest or premium, if any, on, such Indebtedness, or results in the acceleration of such Indebtedness prior to its express maturity; (vi) final judgments for the payment of money that remain undischarged for a period of 60 days, provided the aggregate amount of such judgments exceeds $25.0 million (excluding those covered by insurance); (vii) the repudiation of the Security Documents by the Company or a Guarantor or the unenforceability of the Security Documents under certain circumstances;
      (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee; (ix) the breach by any Person (other than the Company and its Subsidiaries) of its obligations under, or the termination or failure to be in full force of, a Major Project Document, unless such breach when taken together with all other such breaches would not be materially adverse to the Company and its Subsidiaries taken as a whole; and (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Collateral Trust Agreement. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium or Special Interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest or Special Interest, if any, on, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes.

            (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.


                                 EXHIBIT B-1-7

            (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of March 23, 2004 (the "Registration Rights Agreement"), among the Company, CalGen Finance, the Guarantors and the initial purchaser of the Notes.

            (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            (19) NON-RECOURSE. Notwithstanding anything to the contrary set forth in the Indenture, this Note, any Security Document or any other Note Document, this Note and the Subsidiary Guarantees are non-recourse secured obligations of the Company and Guarantors, respectively. The only recourse a holder of the Notes will have with respect to the payment of principal of, or interest or premium or Special Interest, if any, on, this Note (whether under the Indenture or the Note, or pursuant to the Subsidiary Guarantees) will be enforcement of its rights against CalGen Finance under the Indenture or against the Collateral pursuant to the Security Documents.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Security Documents. Requests may be made to:

Calpine Generating Company, LLC
CalGen Finance Corp.
50 West San Fernando Street, 5th Floor
San Jose, California 95113
Facsimile No.:  (408) 995-0505
Attention:  Chief Financial Officer


                                 EXHIBIT B-1-8

                                 Assignment Form

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               -------------------------------
                                                (Insert assignee's legal name)

-------------------------------------------------------------------------------
               (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      ----------------------

                                    Your Signature:
                                                     -------------------------
                                       (Sign exactly as your name appears on
                                                      the face of this Note)

Signature Guarantee*:
                       ------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                 EXHIBIT B-1-9

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                   [ ] Section 4.10 [ ] Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                              $
                               ---------------

Date:
       -----------------------

                                    Your Signature:
                                                     -------------------------
                                       (Sign exactly as your name appears on
                                                      the face of this Note)

                                    Tax Identification No.:
                                                             -----------------

Signature Guarantee*:
                        ---------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                 EXHIBIT B-1-10

        SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE


      The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                     Amount of       Amount of       Principal
                    decrease in     increase in       Amount
                     Principal       Principal    at maturity of   Signature of
                      Amount          Amount        this Global     authorized
                  at maturity of  at maturity of  Note following    officer of
                   this Global     this Global     such decrease    Trustee or
Date of Exchange       Note            Note        (or increase)     Custodian
----------------  --------------  --------------  --------------   ------------




                                 EXHIBIT B-1-11

                                                                     EXHIBIT B-2


             [Face of Regulation S Temporary Fixed Rate Global Note]


                                                               CUSIP U1305Q AD 1
                                                               ISIN USU1305QAD17

                 11-1/2% Third Priority Secured Notes due 2011

No. ___                                                            $____________

                         CALPINE GENERATING COMPANY, LLC

                              CALGEN FINANCE CORP.

promises to pay to _____________

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on April 1, 2011.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15



                                                 CALPINE GENERATING COMPANY, LLC
                                                 CALGEN FINANCE CORP.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

Dated:  March 23, 2004

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST FSB,
  as Trustee

By:
     ---------------------------------------
                Authorized Signatory


                                 Exhibit B-2-1

             [Back of Regulation S Temporary Fixed Rate Global Note]
               11-1/2% Third Priority Secured Fixed Rate Note 2011

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE


                                 Exhibit B-2-2

SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (20) Interest. Calpine Generating Company, LLC, a Delaware limited liability company (the "Company"), and CalGen Finance Corp., a Delaware corporation ("CalGen Finance" and, together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at 11.500% per annum from March 23, 2004 until maturity and will pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Special Interest, if any, semiannually in arrears on April 1 and October 1 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be October 1, 2004. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.



                                 Exhibit B-2-3

      Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

            (21) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (22) Paying Agent and Registrar. The Company, on behalf of itself and CalGen Finance, will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Notes. The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

            (23) Indenture. The Company issued the Notes under a Third Priority Indenture, dated as of March 23, 2004 (the "Indenture"), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company and CalGen Finance limited to $150.0 million in aggregate principal amount. The Notes are secured on a third-priority basis, Equally and Ratably with all other Third Priority Lien Obligations, by (a) a security interest in all the assets of the Company and the Guarantors other than Excluded Assets, and (b) a pledge of the equity interests in the Company and CalGen Expansion Company, LLC, subject to liens securing First Priority Lien Obligations and Second Priority Lien Obligations and to other Permitted Prior Liens.



                                 Exhibit B-2-4

            (24) Optional Redemption. The Notes are not redeemable at the option of the Issuers.

            (25) Mandatory Redemption. The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (26) Repurchase at Option of Holder..

                  (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, on the Notes purchased, to, but excluding, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating the procedures governing the Change of Control Offer as required by Section 4.15 of the Indenture.

                  (b) The Issuers will be required to use the Net Proceeds from any Asset Sale, Casualty Event or Condemnation Event remaining after all required purchases, prepayments and/or redemptions of First Priority Lien Obligations and Second Priority Lien Obligations to offer to prepay Notes and other Third Priority Lien Obligations (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, on the Notes purchased, to, but excluding, the date of purchase, and will be payable in cash, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. If the aggregate principal amount of Notes and other Third Priority Lien Obligations tendered into such Asset Sale Offer (or required to be purchased, prepaid or redeemed) exceeds the amount of Net Proceeds available therefor, the Trustee will select the Notes and such other Third Priority Lien Obligations to be purchased on a pro rata basis.

            (27) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

            (28) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.



                                 Exhibit B-2-5

      This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

            (29) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

            (30) Amendment, Supplement and Waiver. Subject to certain exceptions and the Collateral Trust Agreement, the Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase or tender offer or exchange offer for Notes) voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture and the Security Documents, to conform the text of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes to any provision of the Description of Notes in the Offering Memorandum to the extent such provision of the Description of Notes in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes, or to allow any Guarantor to execute a supplemental indenture in the form of Exhibit G to the Indenture and/or a Note Guarantee with respect to the Notes.

            (31) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Special Interest, if any, on any of the Notes; (ii) default in the payment when due of the principal of or premium, if any, on any of the Notes, (iii) failure by the Company or any of its Subsidiaries to comply with Section 3.09, 4.10, 4.15 or 4.19 of the Indenture; (iv) failure by the Company or any of its Subsidiaries to observe or perform any other agreement in the Indenture or the Security Documents for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) default under certain other agreements relating to Indebtedness of the Company and its Subsidiaries which default is caused by the failure to pay principal of, or interest or premium, if any, on, such Indebtedness, or results in the acceleration of such Indebtedness prior to its express maturity; (vi) final judgments for the payment of money that remain undischarged for a period of 60 days, provided the aggregate amount of such judgments exceeds $25.0 million (excluding those covered by insurance); (vii) the repudiation of the Security Documents by the Company or a Guarantor or the unenforceability of the Security Documents under certain circumstances;
      (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on


                                 Exhibit B-2-6
      its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee; (ix) the breach by any Person (other than the Company and its Subsidiaries) of its obligations under, or the termination or failure to be in full force of, a Major Project Document, unless such breach when taken together with all other such breaches would not be materially adverse to the Company and its Subsidiaries taken as a whole; and (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Collateral Trust Agreement. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium or Special Interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest or Special Interest, if any, on, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (32) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (33) No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes.

            (34) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (35) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (36) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of March 23, 2004 (the "Registration Rights Agreement"), among the Company, CalGen Finance, the Guarantors and the initial purchaser of the Notes.



                                 Exhibit B-2-7

            (37) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            (38) Non-Recourse. Notwithstanding anything to the contrary set forth in the Indenture, this Note, any Security Document or any other Note Document, this Note and the Subsidiary Guarantees are non-recourse secured obligations of the Company and Guarantors, respectively. The only recourse a holder of the Notes will have with respect to the payment of principal of, or interest or premium or Special Interest, if any, on, this Note (whether under the Indenture or the Note, or pursuant to the Subsidiary Guarantees) will be enforcement of its rights against CalGen Finance under the Indenture or against the Collateral pursuant to the Security Documents.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Security Documents. Requests may be made to:

Calpine Generating Company, LLC
CalGen Finance Corp.
50 West San Fernando Street, 5th Floor
San Jose, California 95113
Facsimile No.:  (408) 995-0505
Attention:  Chief Financial Officer



                                 Exhibit B-2-8

                                 Assignment Form

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                 (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                           Your Signature:
                                          -------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).




                                 Exhibit B-2-9

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                      --Section 4.10     --Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $---------------

Date:  _______________

                     Your Signature:
                                     -------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

                     Tax Identification No.:
                                             -----------------------------------

Signature Guarantee*:  ______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                 Exhibit B-2-10

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE


      The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                           Principal Amount
                                                                          at maturity of this
                           Amount of decrease    Amount of increase in        Global Note           Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                             at maturity of          at maturity of            decrease            of Trustee or
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
    ----------------        ----------------        ----------------         -------------            ---------






                                 Exhibit B-2-11

                                                                       EXHIBIT C



                         FORM OF CERTIFICATE OF TRANSFER

Calpine Generating Company, LLC
CalGen Finance Corp.
50 West San Fernando Street, 5th Floor
San Jose, California 95113

Wilmington Trust FSB, as Trustee
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890-1615

         Re: Third Priority Secured Floating Rate Notes due 2011; 11-1/2% Third Priority Secured Notes due 2011

      Reference is hereby made to the Third Priority Indenture, dated as of March 23, 2004 (the "Indenture"), among Calpine Generating Company, LLC, a Delaware limited liability company (the "Company"), CalGen Finance Corp., a Delaware corporation, the Guarantors party thereto and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction


                                  Exhibit C-1
was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                                  Exhibit C-2

      4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

      (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                 ---------------------------
                                                 [Insert Name of Transferor]



                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

         Dated:  _______________________




                                  Exhibit C-3

                       ANNEX A TO CERTIFICATE OF TRANSFER

      1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

            (a)   [ ] a beneficial interest in the:

                  (i)   [ ] 144A Global Note (CUSIP _________), or

                  (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

            (b)   [ ] a Restricted Definitive Note.

      2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

            (a)   [ ] a beneficial interest in the:

                  (i)   [ ] 144A Global Note (CUSIP _________), or

                  (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

                  (iv)  [ ] Unrestricted Global Note (CUSIP _________); or

            (b)   [ ] a Restricted Definitive Note; or

            (c)   [ ] an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.



                                  Exhibit C-4

                                                                       EXHIBIT D


                         FORM OF CERTIFICATE OF EXCHANGE

Calpine Generating Company, LLC
CalGen Finance Corp.
50 West San Fernando Street, 5th Floor
San Jose, California 95113

Wilmington Trust FSB
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-16152

         Re: Third Priority Secured Floating Rate Notes due 2011; 11-1/2% Third Priority Secured Notes due 2011

                              (CUSIP ____________)

      Reference is hereby made to the Third Priority Indenture, dated as of March 23, 2004 (the "Indenture"), among Calpine Generating Company, LLC, a Delaware limited liability company (the "Company"), CalGen Finance Corp., a Delaware corporation, the Guarantors party thereto and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE


      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the


                                  Exhibit D-1

Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES


      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ]144A Global Note, [ ]Regulation S Global Note, [ ]IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.



                                  Exhibit D-2

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                 ---------------------------
                                                 [Insert Name of Transferor]


                                                 By:
                                                      --------------------------
                                                       Name:
                                                       Title:

Dated:  ______________________





                                  Exhibit D-3

                                                                       EXHIBIT E

                            FORM OF CERTIFICATE FROM

                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Calpine Generating Company, LLC
CalGen Finance Corp.
50 West San Fernando Street, 5th Floor
San Jose, California 95113

Wilmington Trust FSB
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890-1615

         Re: Third Priority Secured Floating Rate Notes due 2011; 11-1/2% Third Priority Secured Notes due 2011

      Reference is hereby made to the Third Priority Indenture, dated as of March 23, 2004 (the "Indenture"), among Calpine Generating Company, LLC, a Delaware limited liability company (the "Company"), CalGen Finance Corp., a Delaware corporation, the Guarantors party thereto and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a)   [ ] a beneficial interest in a Global Note, or

      (b)   [ ] a Definitive Note,

      we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the

                                   Exhibit E-1
requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       ------------------------------------
                                       [Insert Name of Accredited Investor]


                                       By:
                                          ----------------------------
                                          Name:
                                         Title:

Dated:  _______________________



                                   Exhibit E-2

                                                                       EXHIBIT F




                    FORM OF NOTATION OF SUBSIDIARY GUARANTEE

      For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, on a non-recourse basis to the extent set forth in the Third Priority Indenture, dated as of March 23, 2004 (the "Indenture"), among Calpine Generating Company, LLC, a Delaware limited liability company, CalGen Finance Corp., a Delaware corporation, the Guarantors party thereto and Wilmington Trust FSB, as trustee (the "Trustee"), and subject to the provisions of the Indenture,
(a) the due and prompt payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and prompt payment of interest on overdue principal of and interest and Special Interest, if any, on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

                                  [Name of Guarantor(s)]


                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                   EXHIBIT F-1

                                                                       EXHIBIT G


                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

      Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, 20__, among __________________, a ___________________ (the
"Guaranteeing Subsidiary"), Calpine Generating Company, LLC (the "Company"), CalGen Finance Corp. ("CalGen Finance" and, together with the Company, the "Issuers"), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust FSB, as trustee under the Indenture referred to herein (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Issuers have heretofore executed and delivered to the Trustee a Third Priority Indenture, dated as of March 23, 2004 (the "Indenture"), providing for the issuance of an aggregate principal amount of $680.0 million of Third Priority Secured Floating Rate Notes due 2011 and $150.0 million of 11-1/2% Third Priority Secured Notes due 2011 (collectively, the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article 11 thereof, and to become bound as a "Guarantor" under the Indenture.

      3. No Recourse Against Others. This Subsidiary Guarantee is a non-recourse secured obligation of the Subsidiary Guarantor. The only recourse a Holder of Notes will have under the Subsidiary Guarantee is enforcement of its rights against the Collateral securing the Subsidiary Guarantee pursuant to the Security Documents. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO


                                  Exhibit G-1

THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.




                                  Exhibit G-2

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

      Dated: _______________, 20___

                                               [Guaranteeing Subsidiary]

                                               By:  ____________________________
                                               Name:
                                               Title:

                                               [Company]

                                               By:  ____________________________
                                               Name:
                                               Title:

                                               [Existing Guarantors]

                                               By:  ____________________________
                                               Name:
                                               Title:

                                               [Trustee],
                                                 as Trustee

                                               By:  ____________________________
                                                     Authorized Signatory



                                  Exhibit G-3

                                                                       EXHIBIT H


                               SUBORDINATION TERMS

[TO BE INCLUDED AS AN ARTICLE IN THE INSTRUMENT EVIDENCING "AFFILIATE SUBORDINATED INDEBTEDNESS" INCURRED PURSUANT TO CLAUSE (9)(a) OF THE DEFINITION OF PERMITTED DEBT AND "THIRD PARTY SUBORDINATED INDEBTEDNESS" INCURRED PURSUANT TO CLAUSE (10) OF THE DEFINITION OF PERMITTED INDEBTEDNESS]

[THE COLLATERAL AGENT SHALL EITHER BE A PARTY TO OR A THIRD PARTY BENEFICIARY OF THESE SUBORDINATION TERMS]

                                  ARTICLE [__]

                                  SUBORDINATION

            Section [__].1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Collateral Trust Agreement, dated as of March 23, 2004, among Calpine CalGen Holdings, Inc., Calpine Generating Company, LLC ("CalGen"), CalGen Finance Corp., the guarantors party thereto from time to time (the "Guarantors"), the Secured Debt Representatives party thereto and Wilmington Trust Company, as collateral agent (the "Collateral Agent"), as in effect on the date hereof. As used in this Article, the following terms shall have the following respective meanings:

               "Junior Claimant" means [INSERT NAME OF LENDER UNDER SUBORDINATED DEBT].


               "Proceeding" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding of or against the Subordinated Debtor or its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of the Subordinated Debtor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) general assignment for the benefit of creditors of the Subordinated Debtor, or (d) other marshalling of the assets of the Subordinated Debtor.

               "Senior Claimants" means the holders of Senior Obligations.

               "Senior Claim Documents" means the Secured Debt Documents other than the Other Junior Lien Debt Documents.

               "Senior Claims" means, collectively, (a) the principal of, and premium, if any, and interest on, the Senior Obligations (in each case, including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding), and (b) all other Obligations of the Subordinated Debtor to the Senior Claimants, whether now existing or hereafter incurred or created, under or with respect to the Senior Claim Documents or any replacement, supplement to or refinancing of the Senior Obligations.

               "Senior Obligations" means all Secured Obligations other than the Other Junior Lien Obligations.




                                  Exhibit H-1

               "Senior Obligations Termination Date" means the date on which all Senior Obligations (including all interest accrued thereon after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable Senior Claim Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) have been paid in full in cash (and/or defeased in accordance with the applicable Senior Claim Documents), all commitments to extend credit under all Senior Claim Documents have terminated or expired and all outstanding letters of credit issued pursuant to any Senior Claim Documents have been cancelled, terminated or cash collateralized at 102.5% of the aggregate undrawn amount.

               "Subordinated Debt" means all indebtedness owing to Junior Claimant arising under or in respect of the Subordinated Debt Documents.

               "Subordinated Debt Documents" means [DESCRIBE SUBORDINATED DEBT INSTRUMENT], any promissory note or other instrument relating thereto and any other documents or instruments directly relating to the foregoing (in each case, including any amendments, replacements or substitutions thereof).

               "Subordinated Debtor" means [INSERT CALGEN OR GUARANTOR INCURRING THE SUBORDINATED DEBT].


            Section [_].2. Certain Subordination Terms. Until the Senior Obligations Termination Date, and notwithstanding anything in the Subordinated Debt Documents to the contrary:


                  [__].2.1. Except as permitted under the Senior Claim Documents, the Subordinated Debtor shall not, directly or indirectly, make any payment of principal, interest or otherwise on or in respect of the Subordinated Debt.

                  [__].2..2. Except for the right to accept payments as provided in Section [__].2.1 or [__].2.5(b), Junior Claimant shall not demand, sue for or accept from the Subordinated Debtor or any other Person any such payment or collateral, nor take any other action to enforce or collect upon any such payment or to enforce its rights to receive any such payment, in either case in respect of the Subordinated Debt, provided, however, that nothing herein shall limit the right or ability of Junior Claimant (i) to receive payments from the Subordinated Debtor in respect of the Subordinated Debt as provided in Section [__].2.1 so long as no default or event of default under any Secured Debt Document has occurred and is continuing, or (ii) to accelerate the maturity of the Subordinated Debt at any time after all of the Senior Claims have been accelerated; and provided further, that in the event that after an acceleration any of the Senior Claimants rescind the acceleration of the Senior Claims, and provide written notice to Junior Claimant thereof, or Junior Claimant otherwise becomes aware of such rescission, Junior Claimant shall rescind the acceleration of the Subordinated Debt.

                  [__].2.3. Neither the Subordinated Debtor nor Junior Claimant shall take any action prejudicial to or inconsistent with the Senior Claimants' priority position over Junior Claimant created by this Article, including, without limitation, any action which will hinder, delay or otherwise prevent the Senior Claimants from taking any action they deem necessary to enforce rights with respect to the Senior Claims or the Lien of the Senior Claim Documents. The Junior Claimant shall not take any action or otherwise act to contest on account of the Subordinated Debt (i) the validity or priority of any Liens or security interests granted to, or for the benefit of, the Senior Claimants, (ii) the relevant rights and duties of the Senior Claimants with respect to Junior Claimant on account of any Subordinated Debt as established in this Article or
(iii) the Senior Claimants' exercise of remedies in accordance with the Senior Claim Documents.



                                  Exhibit H-2

                  [__].2.4. Each document or instrument evidencing Subordinated Debt shall bear a legend providing that payment of the Subordinated Debt thereunder has been subordinated to prior payment of the Senior Claims in the manner and to the extent set forth in this Article.

                  [__].2.5. Junior Claimant shall not commence or join with any other creditor or creditors of the Subordinated Debtor in commencing any Proceeding against the Subordinated Debtor, [CalGen, CalGen Holdings or any Guarantor -- ADD ALL THAT ARE NOT SUBORDINATED DEBTORS], but may join in any Proceeding after it has commenced. At any general meeting of creditors of Subordinated Debtor, [CalGen, CalGen Holdings or any Guarantor -- ADD ALL THAT ARE NOT SUBORDINATED DEBTORS], or in the event of any Proceeding, if all Senior Claims have not been paid in full in cash at such time, the Collateral Agent on behalf of the Senior Claimants is hereby irrevocably authorized at any such meeting or in any such Proceeding:

                  (a) To enforce claims comprising Subordinated Debt in the name of Junior Claimant, by proof of debt, proof of claim, suit or otherwise;

                  (b) To collect any assets of the Subordinated Debtor
            distributed, divided or applied by way of dividend or payment as a result of a Proceeding, or such securities issued, on account of Subordinated Debt as a result thereof and apply the same, or the proceeds of any realization upon the same that the Senior Claimants in their discretion elect to effect, to Senior Claims until all Senior Claims shall have been paid in full in cash (the Senior Claimants hereby agreeing to render any surplus to Junior Claimant and/or other subordinated creditors, as their interests appear, or to interplead such surplus with a court of competent jurisdiction); and

                  (c) To take generally any action in connection with any such meeting or proceeding which Junior Claimant might otherwise take in respect of the Subordinated Debt and claims relating thereto.

                  After the commencement of any such Proceeding, Junior Claimant may inquire in writing of the Collateral Agent on behalf of the Senior Claimants whether the respective Senior Claimants intend to exercise the foregoing rights with respect to the Subordinated Debt. Should the Senior Claimants fail, at least 20 days before the deadline therefor, either to file a proof of claim with respect to the Subordinated Debt and to furnish a copy thereof to Junior Claimant, or to inform Junior Claimant in writing that the Senior Claimants intend to exercise their rights to assert the Subordinated Debt in the manner hereinabove provided, Junior Claimant may, but shall not be required to, proceed to file a proof of claim with respect to the Subordinated Debt and take such further steps with respect thereto, not inconsistent with this Article, as Junior Claimant may deem proper.

                  [__].2.6. Upon the occurrence and during the continuation of an event of default under a Secured Debt Document, Junior Claimant may, but shall have no obligation to, upon not less than 10 days prior written notice to the Collateral Agent, purchase all of the outstanding Senior Obligations owing to the Senior Claimants by irrevocably tendering, in immediately available funds, full payment of the Purchase Price (as defined below) to the Senior
Claimants:

                  (a) The Purchase Price shall be equal to the total amount of
            Senior Claims at the time of acceleration (assuming such obligations have been accelerated);



                                  Exhibit H-3

                  (b) Any such purchase by Junior Claimant shall be without
            warranty by, or recourse to, the Senior Claimants, except with respect to the legal and beneficial ownership by the Senior Claimants of the Obligations so purchased, free and clear of all Liens and rights of others; and

                  (c) Concurrently with any such purchase, the Senior Claimants shall forthwith sell, assign, transfer and convey to Junior Claimant all of their right, title and interest in and to the Senior Obligations, and all Liens and other security interests in favor of the Senior Claimants securing the obligations of the Subordinated Debtor in connection therewith.

            Section [__].3. Senior Claim Documents. The Junior Claimant acknowledges that it has been provided with a copy of the Senior Claim Documents and has read and is familiar with the provisions thereof.


            Section [__].4. Time of Filing. Notwithstanding the time of filing, attachment or recording of any document or other instrument, it is agreed by Junior Claimant that any Liens arising under or pursuant to the Senior Claim Documents shall be senior to any Liens arising in favor of Junior Claimant as part of or relating to the Subordinated Debt Documents, if any; provided, however, that nothing herein shall be deemed to permit Junior Claimant to obtain any such Liens.

            Section [__].5. Wrongful Collections. Should any payment on account of, or any collateral for any part of, the Subordinated Debt be received by Junior Claimant in violation of this Article, such payment or collateral shall be delivered forthwith to the Collateral Agent by the recipient for application to Senior Claims, in the form received. The Collateral Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by the recipient in trust for the Senior Claimants and shall not be commingled with other funds or property of the recipient.

            Section [__].6. Ownership of Subordinated Debt; Amendment of Subordinated Debt Documents.


                  [__].6.1. The Junior Claimant represents and warrants that it is the lawful owner of the Subordinated Debt. Any security interest in the Junior Claimant's interest in the Subordinated Debt will at all times be subject to the rights of the Senior Claimants hereunder. The Junior Claimant agrees that it may not assign all or any portion of the Subordinated Debt or any of its rights or remedies under the Subordinated Debt Documents unless any assignee expressly agrees in writing for the benefit of the Collateral Agent that it takes such Subordinated Debt subject in all respects to the rights of the Senior Claimants hereunder.

                  [__].6.2. The Subordinated Debt Documents may not be amended so as to have an adverse effect upon the Senior Claims or the Subordinated Debtor's ability to pay the Senior Claims at any time.

            Section [__].7. Waivers. The Collateral Agent and the Senior Claimants are hereby authorized to demand specific performance of this Article, whether or not the Subordinated Debtor shall have complied with the provisions hereof applicable to it, at any time when Junior Claimant shall have failed to comply with any provision hereof applicable to it. Junior Claimant hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Claimants. Junior Claimant (a) further waives presentment, notice and protest in connection with all negotiable instruments


                                  Exhibit H-4
evidencing Senior Claims or Subordinated Debt to which Junior Claimant may be a party, notice of the acceptance of this Article by the Senior Claimants, notice of any loan made, extension granted or other action taken in reliance hereon, and all demands and notices of every kind in connection with this Article, Senior Claims or time of payment of Senior Claims or Subordinated Debt and (b) hereby assents to any renewal, extension or postponement of the time of payment of Senior Claims or any other indulgence with respect thereto, to any increase in the amount of Senior Claims, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon and assents to the provisions of any instrument, security or other writing evidencing Senior Claims.

            Section [__].8. Subrogation; No Impairment of Subordinated Debtor's Obligations. Subject to and from and after the Senior Obligations Termination Date, Junior Claimant shall be subrogated to the rights of the Senior Claimants to receive payments or distributions of cash, property or securities of the Subordinated Debtor applicable to the Senior Claims until all amounts owing on the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Claimants to which Junior Claimant would be entitled but for the provisions of this Article, and no payments paid over by Junior Claimant to Senior Claimants pursuant to this Article shall, as among the Subordinated Debtor, its creditors other than the Senior Claimants, and Junior Claimant, be deemed to be a payment or distribution on account of the Subordinated Debt, it being understood that the provisions of this Article are intended solely for the purpose of defining the relative rights of Junior Claimant and the Senior Claimants. Nothing contained in this Article is intended to or shall impair, as between the Subordinated Debtor and Junior Claimant, the obligation of the Subordinated Debtor, which is absolute and unconditional, to pay to Junior Claimant the principal of and the premium, if any, and the interest on the Subordinated Debt, and all other amounts payable by the Subordinated Debtor under the Subordinated Debt Documents, as and when the same shall become due and payable, or to affect the relative rights of Junior Claimant and creditors of Subordinated Debtor other than the Senior Claimants.

            Section [__].9. Reinstatement. The obligations of Junior Claimant under this Article shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claims upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Subordinated Debtor or any substantial part of its property, or otherwise, all as though such payment had not been made.

            Section [__].10. Bankruptcy. This Article shall remain in full force and effect as between Junior Claimant and the Senior Claimants notwithstanding the occurrence of any Proceeding affecting the Subordinated Debtor.


            Section [__].11. Further Assurances. The Subordinated Debtor and Junior Claimant shall execute and deliver to the Senior Claimants such further instruments and shall take such further action as the Senior Claimants may at any time or times reasonably request in order to carry out the provisions and intent of this Article.

            Section [__].12. Successors and Assigns. The provisions of this Article shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Junior Claimant nor the Senior Claimants shall have a duty to preserve rights against prior parties in any property of any kind received hereunder. Nothing contained herein shall impose on the Senior Claimants any duties with respect to any property of the Subordinated Debtor or Junior Claimant received hereunder.



                                  Exhibit H-5

            Section [__].13. Governing Law. This Article is intended to take effect as a sealed instrument, shall be binding upon the parties hereto and their respective executors, administrators, other legal representatives, successors and assigns, and shall inure to the benefit of the Senior Claimants, their respective successors and assigns and shall be governed by the laws of the State of New York without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law). The parties hereto intend and agree that this Article shall remain binding on such parties (other than the Subordinated Debtor) notwithstanding the termination (except upon the payment in full of Senior Claims in cash) or unenforceability of this Article as against the Subordinated Debtor.



                                  Exhibit H-6

                                                                       EXHIBIT I




                        FORM OF WORKING CAPITAL FACILITY

See attached.



                                   Exhibit I-1